================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               HUFFY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               HUFFY CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                             HUFFY CORPORATION LOGO

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1998

To our Shareholders:

     It is a pleasure to invite you to attend your Company's 1998 Annual Meeting of Shareholders which will be held this year on Friday, April 17, 1998, at 9:00 a.m. Pacific Daylight Time, at the Marriott Coronado Island Resort, 2000 Second Street, Coronado, California.

     The 1998 Annual Meeting location was chosen to commemorate the tenth anniversary of the Company's acquisition of Washington Inventory Service and its second consecutive year of record sales and earnings. Shareholders will be invited to tour the Washington Inventory Service offices following the conclusion of the Annual Meeting.

     If you plan to attend the meeting an admission ticket will be required and is attached to the proxy card. Please indicate the number attending from your immediate family. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares. For your convenience, a map of the area and directions to the hotel are printed on the back of the admission ticket.

     Formal Notice of the Meeting and Proxy Statement accompany this letter. Please sign, date and return the enclosed proxy card in the envelope provided as soon as possible so that your shares will be represented at the meeting. We hope you will be present at the meeting.

Sincerely,

/s/ Don R. Graber
Don R. Graber
Chairman of the Board

                             HUFFY CORPORATION LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1998

     The Annual Meeting of Shareholders of Huffy Corporation (the "Company"), an Ohio corporation, will be held at the Marriott Coronado Island Resort, 2000 Second Street, Coronado, California, on Friday, April 17, 1998, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

     1. To elect three Directors to serve for terms of three years.

     2. To approve the Huffy Corporation 1998 Director Stock Option Plan.

     3. To approve the Huffy Corporation 1998 Key Employee Stock Plan.

     4. To approve the Huffy Corporation Restricted Share Plan.

     5. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for 1998.

     6. To consider two shareholder proposals that have been presented to the Company for consideration by shareholders as properly may be brought before the Annual Meeting.

     7. To transact such other business as properly may be brought before the Annual Meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on February 27, 1998, are entitled to vote at the meeting or any adjournment(s) thereof.

                                            By Order of the Board of Directors

                                            /s/ Nancy A. Michaud
                                            Nancy A. Michaud
                                            Secretary
Dayton, Ohio
March 5, 1998

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE TO SAVE THE COMPANY THE EXPENSE OF FOLLOW-UP LETTERS AND TELEPHONE CALLS.

                               HUFFY CORPORATION
                                 P.O. BOX 1204
                               DAYTON, OHIO 45401

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1998

                                                                   MARCH 5, 1998

                              GENERAL INFORMATION

PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Huffy Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held on April 17, 1998, and any adjournment(s) thereof. This Proxy Statement and the accompanying proxy card were first mailed to Shareholders on or about March 5, 1998. The Company will bear the cost of soliciting proxies and will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, Officers and employees of the Company may solicit proxies personally from some Shareholders if proxies are not received promptly. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies for which the Company will pay fees estimated to total $5,000.

VOTING SECURITIES

     The authorized voting capital stock of the Company consists of 60,000,000 shares of Common Stock, $1.00 par value, of which there were 12,474,310 shares issued and outstanding as of February 27, 1998, which is the record date for the determination of the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote.

ACTIONS TO BE TAKEN BY HOLDERS OF PROXIES

     Unless otherwise directed by the person giving the proxy, all properly executed proxies will be voted: (1) for the election of Don R. Graber, Linda B. Keene, and Thomas C. Sullivan; (2) for the approval of the Huffy Corporation 1998 Director Stock Option Plan; (3) for the approval of the Huffy Corporation 1998 Key Employee Stock Plan; (4) for the approval of the Huffy Corporation Restricted Share Plan; (5) against the shareholder proposals; (6) in favor of ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for 1998; and (7) at the discretion of the holders of the proxies, in the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The holders of the proxies may, in their discretion, vote for substitute nominee(s) designated by the Board of Directors, or take other legally permissible action in the event that any nominee becomes unable to serve for any reason presently unknown.

     A proxy may be revoked at any time before exercise by written notice to the Company bearing a later date than the proxy, by submission of a later dated proxy, or by voting in person in open meeting (although presence at the Annual Meeting will not in and of itself constitute revocation of the proxy). Any written notice revoking a proxy should be sent to Huffy Corporation, P.O. Box 1204, Dayton, Ohio 45401, Attention: Nancy A. Michaud, Secretary.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. The Board of Directors of the Company recommends that three Directors be elected each for a three year term expiring in 2001. The Board of Directors of the Company currently has 10 Directors: four whose terms expire in 1998, three whose terms expire in 1999, and three whose terms expire in 2000. In 1998, in accordance with Ohio law and the Company's Code of Regulations, the Board of Directors set the number constituting the full Board on the date of the 1998 Annual Meeting of Shareholders to 9. Don R. Graber, Linda B. Keene and Thomas C. Sullivan, whose terms expire in 1998, have each been recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors for election to the Board of Directors for a three year term expiring in 2001. Geoffrey W. Smith, whose term expires in 1998, is retiring from the Board of Directors in accordance with the Company's Director Retirement Policy.

     Under Ohio law, if a Shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the Annual Meeting, that such Shareholder desires the voting at the election of Directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary of the meeting or by or on behalf of the Shareholder giving such notice, then the Directors will be elected by cumulative voting. In such event, each Shareholder has the right to give one candidate a number of votes equal to the number of Directors then being elected multiplied by the number of such Shareholder's shares, or to distribute such Shareholder's votes on the same principle among two or more candidates. In the event that Directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the holders of the proxies intend to vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the holders may determine. Votes will be counted by Harris Trust and Savings Bank acting as the inspector of elections.

     Under Ohio law and the Company's Code of Regulations, the three nominees receiving the greatest number of votes shall be elected as Directors. Shares as to which authority to vote is withheld, abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

     The following table sets forth certain information as to each nominee for Director and each other person whose term of office as Director will continue after this Annual Meeting:

                                                                    SERVED AS
               NAME AND PRINCIPAL OCCUPATION                        DIRECTOR
                 FOR THE PAST FIVE YEARS(1)                   AGE     SINCE
------------------------------------------------------------  ---   ---------
          NOMINEES FOR TERMS EXPIRING IN 2001

Don R. Graber, Chairman of the Board, President and Chief     54      1996
  Executive Officer of the Company since December, 1997;
  prior thereto President and Chief Operating Officer of the
  Company since July, 1996; prior thereto President of
  Worldwide Household Products Group and Group Vice
  President of The Black & Decker Corporation (engaged in
  the marketing and manufacture of products used in and
  around the home and for commercial applications) since
  1993(2)

Linda B. Keene, Vice President-Market Development of          46      1993
  American Express Financial Advisors since 1994 (engaged in financial advising services); prior thereto Vice
  President-Marketing Services of The Pillsbury Company

Thomas C. Sullivan, Chairman and Chief Executive Officer of   60      1995
  RPM, Inc. (manufacturer of specialty chemicals and
  coatings)(3)

                                                                    SERVED AS
               NAME AND PRINCIPAL OCCUPATION                        DIRECTOR
                 FOR THE PAST FIVE YEARS(1)                   AGE     SINCE
------------------------------------------------------------  ---   ---------
            DIRECTORS WHOSE TERMS EXPIRE IN 1999

Jack D. Michaels, Chairman, President and Chief Executive     60      1993
  Officer of HON INDUSTRIES Inc. (manufacturer and marketer
  of metal and wood office furniture and pre-fabricated
  fireplaces/stoves) since 1995; prior thereto President and
  Chief Executive Officer of such company(4)

James F. Robeson, Chief Executive Officer and President of    61      1994
  Roberds, Inc. (retailer of a broad range of home
  furnishing products) since 1997; prior thereto and
  currently consultant to various distribution companies
  since 1993; prior thereto Herbert E. Markley Visiting
  Scholar in Business at Miami University since 1995; prior
  thereto Senior Director of Coopers & Lybrand (national
  accounting firm) in 1993(5)

Patrick W. Rooney, Chairman of the Board, President and       62      1995
  Chief Executive Officer of Cooper Tire & Rubber Company
  (manufacturer of tires and inner tubes for the automotive
  aftermarket, and engineered rubber products for the O.E.M.
  automotive industry) since 1994; prior thereto President
  and Chief Operating Officer of such company(6)

            DIRECTORS WHOSE TERMS EXPIRE IN 2000

W. Anthony Huffman, retired from the Company and currently    55      1997
  President of Huffman Travel Limited (engaged in travel
  services) since 1997; prior thereto Vice
  President-Corporate Affairs of the Company from 1994 to
  1995; prior thereto Vice President-Marketing of the
  Company

Donald K. Miller, Chairman of Greylock Financial Inc.         66      1988
  (engaged in the financing of management and leveraged
  buyouts) since 1992; and Vice Chairman of Thomson Advisory
  Group L.P. (now PIMCO Advisors L.P.) from 1993-1994(7)

Joseph P. Viviano, President and Chief Operating Officer of   59      1996
  Hershey Foods Corporation (engaged in the manufacture,
  distribution and sale of consumer food products) since
  1994; prior thereto President of Hershey Chocolate U.S.A., a division of such company(8)

---------------

 (1) Except as disclosed herein, no information is included in this Proxy Statement for any portion of a period in which a Director did not hold office as a Director of the Company.

 (2) Mr. Graber is a Director of Precision Castparts Corporation.

 (3) Mr. Sullivan is a Director of Pioneer-Standard Electronics, Inc., and RPM, Inc.

 (4) Mr. Michaels is a Director of HON INDUSTRIES Inc.

 (5) Mr. Robeson is a Director of Roberds, Inc.

 (6) Mr. Rooney is a Director of Alltrista Corporation and Cooper Tire & Rubber Company.

 (7) Mr. Miller is a Director of Layne Christensen Company, and RPM Inc.

 (8) Mr. Viviano is a Director of Chesapeake Corporation and Hershey Foods Corporation.

MEETINGS BY, AND CERTAIN COMMITTEES OF, THE COMPANY'S BOARD OF DIRECTORS

     James F. Robeson (Chairman), Donald K. Miller, and Geoffrey W. Smith comprise the Audit Committee of the Board of Directors. The Audit Committee meets with the Company's independent public accountants, internal auditors, and financial management executives and reviews the scope and results of audits as well as recommendations made by the Company's auditors and executives with respect to internal accounting controls. During the last fiscal year, the Audit Committee met four times.

     Thomas C. Sullivan (Chairman), Patrick W. Rooney and Joseph P. Viviano comprise the Compensation Committee of the Board of Directors. The Compensation Committee sets salary and benefits policy, and determines compensation and benefit levels for the Company's Officers and certain other key employees. During the last fiscal year, the Compensation Committee met five times.

     Jack D. Michaels (Chairman), W. Anthony Huffman and Linda B. Keene comprise the Nominating and Governance Committee. This Committee seeks out and reviews the qualifications of possible candidates for Board membership. Shareholders may submit nominee recommendations, complete with qualifications, to any member of the Committee at any time. The Committee recommends to the Board of Directors candidates for election as Directors at annual meetings, candidates to fill vacancies on the Board, and candidates for Committees of the Board. The Committee also conducts the annual Chief Executive Officer and Board assessments. During the last fiscal year, the Committee met three times.

     During the last fiscal year, the Board of Directors met nine times. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and meetings of Committees thereof during the time such person was a Director and member of any such Committee.

COMPENSATION OF DIRECTORS

     In 1997, the Company's non-employee Directors ("Outside Directors") received annual base compensation of $19,000. All Directors received additional compensation of $900 per Board meeting attended. The Chairmen of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee received additional compensation of $3,000 per year. Each Committee member (including the Chairman of the Committee) received $850 for each Committee meeting attended. Additionally, Directors received consulting fees of $500 for each half day of service provided outside their normal duties as Directors when such services were provided at the request of management of the Company and $500 for Board of Directors' visits to Company plant sites. Directors received $2,500 for attendance at Board of Directors' retreat meetings but such fee was in lieu of all meeting fees for Board and Committee meetings held during such retreat. No Director who is an employee of the Company receives any compensation for services as a Director.

DIRECTOR PLANS

     Pursuant to the Company's 1987 Director Stock Option Plan (the "1987 Plan"), which expires April 15, 1998 (see p.17 herein), Outside Directors may elect to defer payment of their fees or take part or all of their annual base fees in the form of stock options. The 1987 Plan provides for the automatic grant of options to purchase 5,625 shares (adjusted for stock splits) of the Company's Common Stock every third year, commencing in 1988, on the second business day after the Annual Meeting of Shareholders. Options are granted to Outside Directors at a purchase price equal to 100 percent of the fair market value of the Common Stock on the date of grant.

     In addition to options granted automatically every three years, if an Outside Director files an irrevocable election with the Secretary of the Company at least six months prior to July 1 of any year and on such other date(s) as may be designated from time to time electing not to receive all or a portion of his or her annual base compensation to be earned in the following 12 month period beginning July 1 and ending June 30, then the Company shall grant options automatically on July 1 or such other dates, if applicable, to such Outside Director. The number of shares of Common Stock for which options will be granted will be the nearest number of whole shares of Common Stock determined in accordance with the following formula:

    Portion of Annual Base
   Compensation Not Received =    Number of Shares
  ---------------------------
          Fair Market
       Value minus $1.00

     For the 12 month period beginning July 1, 1997, and ending June 30, 1998, Outside Directors have elected not to receive, in the aggregate, $61,000 of their annual base compensation and the Company granted options to them on

July 1, 1997, based on such elections in accordance with the 1987 Plan. The option price per share of the Common Stock covered by such options is $1.00.

     No options may be exercised before the second Annual Meeting of Shareholders of the Company following the date they were granted, except upon a change in control (as defined in the 1987 Plan), or due to retirement from the Board of Directors because of total and permanent disability, expiration of a Director's term of office, or otherwise in accordance with the current Board of Directors' policy or upon the death of the option holder. A notice to exercise an option must be accompanied by full payment of the purchase price for the Common Stock being purchased. The 1987 Plan is administered by a Committee consisting of not less than three Officers of the Company who are not entitled to participate in the 1987 Plan.

     In February, 1996, the Board of Directors discontinued the Directors' Retirement Plan, freezing retirement benefits for those Board members vested in such Plan through their current term. Under the Directors' Retirement Plan, each Outside Director who served as a member of the Board of Directors five years or more earned an annual retirement benefit of $5,000 plus $1,000 for each year of service as an Outside Director (prorated for partial years) in excess of five years service, not to exceed a maximum annual benefit of $10,000. Retirement benefits commence when specified by an eligible Director after retirement from the Board of Directors, but not earlier than age 60 or later than age 70, and continue for a period equal to the number of full years of service as an Outside Director, not to exceed 12 years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of the Company's shares of Common Stock reported to the Company as of January 2, 1998, for each Director and nominee and for each of the Executive Officers named in the Summary Compensation Table (the "Named Executive Officers"), and for all Directors, nominees and Executive Officers as a group. For purposes of the table, a person is considered to "beneficially own" any shares of Common Stock (i) over which the person exercises sole or shared voting or investment power or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days after January 2, 1998.

                                 AMOUNT AND
                                  NATURE OF
                                 BENEFICIAL
 NAME OF BENEFICIAL OWNER(1)    OWNERSHIP(2)
------------------------------  -------------
Thomas A. Frederick...........      24,145(3)
Don R. Graber.................      81,327(4)
Timothy G. Howard.............      43,053(5)
W. Anthony Huffman............     140,888(6)
Linda B. Keene................       7,079(7)
Jack D. Michaels..............       6,625(8)
Nancy A. Michaud..............      17,696(9)
Donald K. Miller..............      77,061(10)
Richard L. Molen..............     205,627(11)
James F. Robeson..............       7,292(12)
Patrick W. Rooney.............       1,200
Geoffrey W. Smith.............      48,351(13)
Thomas C. Sullivan............       7,250
Joseph P. Viviano.............       1,700(14)
Pamela J. Whipps..............      15,848(15)
All Directors, Nominees and
  Executive Officers,
  including Named Executive
  Officers, as a Group (16
  persons)....................     686,242

 (1) All shares are held with sole voting and sole investment power unless otherwise indicated in the footnotes below. The grant of all restricted shares is contingent on shareholder approval as discussed on pages 22 and 23 herein.

 (2)  Except for W. Anthony Huffman and
      Richard L. Molen whose Common Stock
      ownership is 1.10 percent and 1.62
      percent, respectively, no such
      beneficial owner owns more than one
      percent of the issued and outstanding
      shares of Common Stock of the Company.
      All Directors, Nominees and Executive
      Officers as a group own 5.42 percent of
      the issued and outstanding shares of
      Common Stock of the Company as of
      January 2, 1998.

 (3)  Mr. Frederick has shared voting and
      shared investment power with respect to
      6,059 shares held jointly with his
      spouse. The total amount also includes
      14,155 shares as to which Mr. Frederick
      holds options exercisable within 60
      days, and 2,971 restricted shares.

 (4)  The total amount includes 63,333 shares
      as to which Mr. Graber holds options
      exercisable within 60 days, and 7,994
      restricted shares.

 (5)  Mr. Howard has shared voting and shared
      investment power with respect to 8,772
      shares held jointly with his spouse. The total amount also includes 27,682 shares as to which Mr. Howard holds options exercisable within 60 days, and 4,527 restricted shares.

 (6)  Mr. Huffman has sole voting and sole
      investment power with respect to 111,440 shares, of which 20,930 shares are held by him as custodian for his children.
      Mr. Huffman has shared investment power
      with respect to 975 shares held by his
      spouse. The total amount also includes
      28,473 shares as to which Mr. Huffman
      holds options exercisable within 60
      days.

 (7)  Ms. Keene has shared voting and shared
      investment power with respect to 1,454
      shares held jointly with her spouse. The total amount also includes 5,625 shares as to which Ms. Keene holds options exercisable within 60 days.

 (8)  The total amount also includes 5,625
      shares as to which Mr. Michaels holds
      options exercisable within 60 days.

 (9)  Ms. Michaud has shared investment power
      with respect to 1,563 shares held by her spouse. The total also includes 9,655 shares as to which Ms. Michaud holds options exercisable within 60 days, and 2,405 restricted shares.

(10)  Mr. Miller has sole voting and sole
      investment power with respect to 59,450
      shares, of which 20,000 shares are held
      by him as custodian for his children.
      Mr. Miller has shared investment power
      with respect to 1,975 shares held by his spouse. The total amount also includes
      15,636 shares as to which Mr. Miller
      holds options exercisable within 60 days.

(11)  Mr. Molen has shared investment power
      with respect to 2,459 shares held by his children and 35,555 shares held by his spouse. The total amount also includes
      50,314 shares as to which Mr. Molen
      holds options exercisable within 60
      days, and 39,027 restricted shares.

(12)  Mr. Robeson has shared investment power
      with respect to 1,000 shares held by his spouse. The total amount also includes
      6,292 shares as to which Mr. Robeson
      holds options exercisable within 60
      days.

(13)  Mr. Smith has sole voting and sole
      investment power with respect to 31,095
      shares, of which 3,819 shares are held
      in trust for the benefit of his children and 1,923 shares are held by him as custodian for his children. The total amount also includes 17,256 shares as to which Mr. Smith holds options exercisable within 60 days.

(14) Mr. Viviano has shared voting and shared investment power with respect to 500 shares held jointly with his spouse.

(15)  Ms. Whipps has shared investment power
      with respect to 750 shares held by her
      spouse and shared voting and shared
      investment power with respect to 584
      shares held jointly with her spouse. The total amount also includes 9,331 shares as to which Ms. Whipps holds options exercisable within 60 days, and 919 restricted shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to Shareholders known to the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                              AMOUNT
                               AND
                            NATURE OF
   NAME AND ADDRESS OF      BENEFICIAL   PERCENT OF
     BENEFICIAL OWNER       OWNERSHIP     CLASS(6)
--------------------------  ----------   ----------
David L. Babson and
Company, Inc.(1)
One Memorial Drive
Cambridge, MA
02142-1300                  1,187,350       9.31%

Sanford C. Bernstein and
Company, Inc.(2)
One State Street Plaza
New York, NY 10004            730,200       5.70%

Brinson Partners(3)
209 South LaSalle Street
Chicago, IL 60604-1295        672,650        5.0%

Dimensional Fund Advisors,
Inc.(4)
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401        743,050       5.82%

Mellon Bank Corporation(5)
One Mellon Bank Center
Pittsburgh, PA 15258          828,974       6.49%

---------------

(1) This information is taken from the Schedule 13G, dated January 15, 1998, filed by David L. Babson and Company, Inc. with the Securities and Exchange Commission, which disclosed David L. Babson and Company, Inc. has sole voting power with respect to 1,187,350 shares, shared voting power with respect to 0 shares, and sole investment power with respect to 1,187,350 shares.

(2) This information is taken from the Schedule 13G, dated February 4, 1998, filed by Sanford C. Bernstein and Company, Inc. with the Securities and Exchange Commission, which disclosed Sanford C. Bernstein and Company, Inc. has sole voting power with respect to 596,800 shares, shared voting power with respect to 16,700 shares, sole investment power with respect to 730,200 shares, and sole investment power with respect to 0 shares.

(3) This information is taken from the Schedule 13G, dated February 11, 1998, filed by Brinson Partners with the Securities and Exchange Commission, which disclosed Brinson Partners has sole voting power with respect to 0 shares, shared voting power with respect to 672,650 shares, sole investment power with respect to 0 shares, and sole investment power with respect to 672,650 shares.

(4) The following description was supplied by Dimensional Fund Advisors, Inc.:
    Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 743,050 shares of HUFFY CORP stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) This information is taken from the Schedule 13G, dated January 20, 1998, filed by Mellon Bank Corporation with the Securities and Exchange Commission, which disclosed Mellon Bank Corporation has sole voting power with respect to 701,124 shares, shared voting power with respect to 0 shares, sole investment power with respect to 753,424 shares, and shared investment power with respect to 75,550 shares.

(6) Percentages listed are those disclosed in the referenced Schedules 13G and are not verified by the Company.

                        REPORT OF COMPENSATION COMMITTEE

     Decisions on compensation and stock options of the Company's Executive Officers are made by the Compensation Committee of the Board of Directors (the "Committee") which is comprised of non-employee Directors.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Company's executive compensation program is designed to tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the price of the Company's Common Stock. This strategy is designed to attract and retain the best possible executive talent, to motivate these executives to achieve the Company's goals, to link executive and Shareholder interests, and to provide a compensation package that recognizes individual contributions as well as overall business results. In reviewing the individual performance of the Named Executive Officers whose compensation is detailed in this Proxy Statement, other than that of Mr. Don R. Graber, the Chief Executive Officer, the Committee takes into account the views of Mr. Graber.

     The Committee compares the Company's executive compensation structure against those of other industrial manufacturers whose size is adjusted to that of the Company. The Committee believes that industrial manufacturers generally represent the Company's most direct competitors for executive talent. A majority of those industrial companies are not included in the Performance Graph on page 14 herein, as the Company uses the Standard & Poor's Leisure Time Products Index, which is more representative of the Company's lines of business. The Committee's policy is to establish midpoints of base salary ranges and total compensation at the 50th percentile level of industrial midpoints for comparable positions and to adjust such midpoints annually to maintain that level. The Company's overall executive compensation levels are below such 50th percentile midpoints.

     The key elements of the Company's 1997 executive compensation program consist of Base Salary, the Profit Sharing Bonus Plan, the Long-Term Incentive Plan and Stock Options, and for Mr. Richard L. Molen who retired as Chief Executive Officer in December 1997, the Transition/ Consulting Compensation Agreement ("Transition Agreement"). In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. The Committee has reviewed Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for certain executive compensation and, based on present levels of compensation, does not anticipate the loss of deductibility for any compensation paid over the next year.

BASE SALARY

     Base salary ranges for Executive Officers are determined by periodic recommendations (most recently in 1997) by an independent compensation consultant who evaluates the responsibilities of each such position, and compares the Company's salary level for the position to comparable positions at other industrial companies nationwide. The Company's policy is to generally establish midpoints of such base salary ranges at the 50th percentile level of industrial midpoints for comparable positions, and to adjust such midpoints annually to maintain that level. Annual salary adjustments within such base salary ranges are determined by evaluating both the performance of the Executive Officer and the Executive Officer's current base salary as a percentage of his or her target base salary range midpoint, using a matrix which reflects the Company's overall annual salary increase budget. Generally speaking, the higher the performance level and the lower the percentage that current base salary represents of the base salary range midpoint, the higher the percentage of base salary increase. Performance of an Executive Officer is evaluated based upon the employee's accomplishment of his or her duties, objectives established by his or her supervisor (in the case of Mr. Molen and Mr. Graber by the Board of Directors), and general management abilities. Pursuant to the terms of the Transition Agreement and prior to his retirement on December 29, 1997, Mr. Molen's annual base salary was increased, on May 1, 1997, to $525,000. While in the position of President and Chief Operating Officer, Mr. Graber's base salary was increased, on September 1, 1997, to $425,000.

PROFIT SHARING BONUS PLAN

     Executive Officers may receive bonuses based upon corporate and individual performance objectives established at the beginning of each year. The corporate performance measure for bonus payments in 1997 recommended and approved by the Committee and approved by the Board of Directors was based equally on return on average net assets ("RONA") and on earnings per share ("EPS"). In 1997, the performance measure was established to motivate management to continue the 1996 turnaround in RONA and EPS; in 1995, the Company had a RONA of 0 percent and a net loss per share of $0.78. For 1997, target level and maximum level bonus on corporate performance would be achieved when RONA was at 5.8 percent and 6.7 percent, respectively, and EPS at $0.68 and $0.78, respectively. As approved by the Committee, the Executive Officers are eligible to earn profit sharing bonuses ranging from 30 percent to 50 percent (50 percent for Mr. Molen and Mr. Graber) of their annual base salaries at target level and from 60 percent to 100 percent (100 percent for Mr. Molen and Mr. Graber) of such salaries at maximum level, with 80 percent of the bonus based on corporate performance and 20 percent on individual personal objectives. Individual performance is based on achievement of personal goals. Personal goals are both qualitative, such as implementation of strategic plans, and appropriate programs to attract, motivate and retain key personnel, and quantitative, such as the achievement of planned cash flow and working capital and the implementation of continuous rapid improvement to reduce costs. In 1997, the Company reported a RONA of 6.8 percent and an EPS of $0.78 (including discontinued operations). Based on these results, Mr. Graber was awarded a bonus of $396,000, $76,000 of which was based on personal goals. Mr. Molen was awarded a bonus of $374,400; due to his retirement, no payment was made for personal goals.

LONG-TERM INCENTIVE PLAN

     The Executive Officers participate in the Company's Long-Term Incentive Plan which is based on the Company's actual earnings achieved during the period as compared to an earnings' target established by the Compensation Committee prior to the commencement of the award period. The Plan is designed to establish earnings' targets at a level which motivates the Executive Officers to manage the business such that it returns tax affected earnings before interest minus an asset usage charge, using the Company's weighted average cost of capital, at a level that exceeds the Company's cost of capital. Under this Plan, in 1997, Executive Officers are each eligible to earn target and maximum awards ranging from 17.5 to 35 percent, respectively, and 50 to 100 percent for Mr. Molen and Mr. Graber, respectively, of their annual base salaries. For 1997, target level awards required a minimum equivalent EPS of $0.68. Awards earned for 1997 are payable one-third in 1998, one-third in 1999 and one-third in 2000. The 1999 and 2000 payments may be reduced to zero if the Company's actual earnings for each immediately preceding year are less than the then established targets for such years. For year 2 of the three year award cycle beginning January 1, 1996, Mr. Molen received $70,833 and, for the award period beginning January 1, 1997, based on 1997 EPS of $.78 (including discontinued operations), Mr. Molen and Mr. Graber received a target award of $78,000 and $66,667, respectively.

STOCK OPTIONS

     Under the Company's 1988 Stock Option Plan and Restricted Share Plan ("1988 Plan"), stock options may be granted by the Committee to the Company's Executive Officers and other key managers. The Committee sets guidelines for the size and frequency of awards of stock option grants which are based upon the employee's position and base salary. Except for Mr. Molen and Mr. Graber, as discussed below, all Executive Officers were eligible in 1997 to receive an annual grant equal to approximately 85 percent of their base salary (subject to eligibility for additional options as described below) divided by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. Stock options are granted to Executive Officers with an exercise price equal to the closing market price of the Common Stock on the date of grant and currently become exercisable in four equal, annual installments commencing one year from the date of grant. This approach is designed to motivate the creation of Shareholder value over the long term since the full benefit of the compensation package cannot be realized unless Common Stock price appreciation occurs. Pursuant to the Transition Agreement, no additional options were granted to Mr. Molen after June, 1996. Mr. Graber is in the middle of a program of compensation which, in 1997, does not award grants of options under the 1988 Plan. As of January 2, 1998, Mr. Graber beneficially owned 81,327 shares of Common Stock and Mr. Molen beneficially owned 205,627 shares of Common Stock.

     In order to align the interests of Shareholders and management, the Board of Directors approved an Executive Stock Ownership program in 1994, commencing in 1995, which sets guidelines for share ownership for Executive Officers and other key personnel. Under the guidelines, in order to be awarded additional stock options, equal to approximately 17 percent of their base salary, the Chief Executive Officer and all other

Executive Officers are required to own Common Stock equal to 1.5 times (for the Chief Executive Officer) and 0.5 times their salaries (for all other Officers), with measured interim ownership goals to be attained over a ten year period.

1993 CEO LONG-TERM PERFORMANCE PLAN AND 1987 RESTRICTED STOCK UNIT PLAN

     In 1997, Mr. Molen received no award under the terms of the 1993 CEO Long-Term Performance Plan ("CEO Plan"). In connection with Mr. Molen's retirement, the CEO Plan has been terminated effective December 29, 1997.

     On January 1, 1987, Mr. Molen received a grant of 11,250 restricted stock units (adjusted to reflect subsequent stock splits) under a Restricted Stock Unit Program ("COO Program"), dated January 1, 1987, which units vested and were payable on January 1, 1997. A restricted stock unit is equivalent when earned to a share of the Company's Common Stock valued at Fair Market Value (as defined in the COO Program). Pursuant to the terms of the COO Program, Mr. Molen is receiving eight quarterly cash payments beginning April 1, 1997 in the amount of $23,761.89 for the 11,250 restricted stock units.

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and returns to Shareholders, a policy the Committee intends to continue.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

Patrick W. Rooney, Thomas C. Sullivan and Joseph P. Viviano
---------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph set forth on page 14 shall not be incorporated by reference into any such filings.

              CERTAIN RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

     The Company, through a wholly owned subsidiary, provides certain services in the ordinary course of business to Rust-Oleum Corporation, a subsidiary of RPM, Inc. Mr. Thomas C. Sullivan, a Director of the Company, is the Chairman and Chief Executive Officer of RPM, Inc. During the year ended December 31, 1997, Rust-Oleum Corporation paid $334,800 for such services which were provided on terms, conditions, and prices competitive with those offered to other purchasers of such services.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for 1997 were Patrick W. Rooney, Thomas C. Sullivan, and Joseph P. Viviano, none of whom is or was a current or former officer or employee of the Company or any of its subsidiaries. No Executive Officer of the Company serves as a Director or as a member of a Committee of any company of which any of the Company's Directors are executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER INFORMATION

     The following table shows, for the fiscal years ended December 31, 1995, 1996 and 1997, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated Executive Officers, including Don R. Graber, the current Chairman, President and Chief Executive Officer of the Company, and Richard L. Molen who retired as Chairman and Chief Executive Officer of the Company in 1997, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                      -----------------------------------
                                         ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                                   --------------------------------   ----------------------   ----------
                                                            OTHER                    NUMBER
                                                           ANNUAL     RESTRICTED       OF                   ALL OTHER
         NAME AND                                          COMPEN-       STOCK      OPTIONS/      LTIP       COMPEN-
    PRINCIPAL POSITION      YEAR   SALARY(1)   BONUS(1)   SATION(2)   AWARD(S)(3)   SARS(5)    PAYOUTS(6)   SATION(7)
--------------------------  ----   ---------   --------   ---------   -----------   --------   ----------   ---------
Don R. Graber               1997   $407,693    $396,000     $5,073     $111,916           0     $66,667      $16,321
  Chairman of the Board,    1996    164,616     300,000     50,971      922,500(4)  100,000           0        4,292
  President and Chief       1995         --          --         --           --          --          --           --
  Executive Officer

Thomas A. Frederick         1997    181,692     105,750      2,578       41,594      12,503      18,841       15,222
  Vice President-           1996    159,769      87,000      2,039            0      13,449       8,458       14,068
  Finance and Chief         1995    145,000      25,325      1,974            0      14,086           0       14,397
  Financial Officer

Nancy A. Michaud            1997    159,692      92,875      2,347       33,670      11,055      17,850       15,370
  Vice President-General    1996    151,462      89,700      1,366            0      11,787       8,750       13,825
  Counsel and Secretary     1995    140,000           0      1,826            0      13,600           0       14,533

Timothy G. Howard           1997    158,462      93,600      3,461       63,378      10,792      17,383        8,636
  Vice President-           1996    149,577      85,200      4,535            0      11,787       8,283       11,966
  Controller                1995    142,000           0      2,597            0      13,794           0       19,042

Pamela J. Whipps            1997    132,077      77,400          0       12,866       9,147      13,650        6,565
  Vice President-Treasurer  1996    115,654      63,000      1,297            0       9,747       6,125        3,855
                            1995    105,000           0        511            0      10,200           0        4,252

Richard L. Molen            1997    516,727     374,400      1,453      546,378           0     220,119       30,821
  Retired Chairman of the   1996    453,114     417,350      2,192            0     100,000      70,833       52,680
  Board and Chief           1995    424,996           0      2,184            0      41,286           0       93,914
  Executive Officer

---------------

(1) "Salary" and "Bonus" include amounts that would have been payable currently, but were deferred at an election of an Executive Officer, such as through the Company's 401(k) Savings Plan.

(2) No perquisites were provided or other personal benefits paid to a Named Executive Officer in 1997 which exceeded the lesser of $50,000 or ten percent of the total annual salary and bonus reported for such Named Executive Officer.

(3) The 1998 Restricted Share Plan replaces a portion of the cash retirement benefits under the Company's Benefit Plan (discussed on pages 22 and 23 herein) with the Company's Common Stock granted as restricted shares. The grant of restricted shares is contingent on shareholder approval of the 1998 Restricted Share Plan. See pages 22 and 23 for a detailed explanation of the Restricted Share Plan. The projected dollar value in the aggregate of cash benefits cancelled is $1,441,737. There were a total of 57,843 restricted shares awarded to Named Executive Officers which shall vest in accordance with the terms of the 1998 Restricted Share Plan as discussed on pages 22 and 23 herein, and which have a value, in the aggregate at December 31, 1997 of $780,880. Dividends will be paid on the restricted stock for all the grants made in 1997.

(4) Upon acceptance of employment with the Company, Mr. Graber was awarded a restricted share grant of 90,000 shares of Common Stock at a purchase price of $1.00. The value of the restricted shares, as of December 31, 1997 was $1,125,000. When the restricted shares are exercisable and Mr. Graber subscribes for them, dividends will be paid on the subscribed shares.

(5) These numbers represent options for shares of the Company's Common Stock granted pursuant to the Company's 1988 Stock Option Plan and Restricted Share Plan. See next table labeled "Option Grants in Last Fiscal Year" for more detailed information on such options.

(6) Long Term Incentive Pay consists of amounts paid to each of the Named Executive Officers under the Company's Long-Term Incentive Plan discussed later in this Proxy Statement under the table labeled "Long Term Incentive Plans." For Mr. Molen, Long Term Incentive Pay consists of the foregoing and amounts paid under the COO Program described on page 10 herein.

(7) "All Other Compensation" includes (i) Company contributions to the Company's 401(k) Savings Plan in the amount of $3,167 each for Don R. Graber, Thomas
    A. Frederick, Nancy A. Michaud, Timothy G. Howard, and Richard L. Molen; and $2,663 for Pamela J. Whipps to match 1997 pre-tax elective deferral contributions (included under "Salary" and "Bonus") made by each Named Executive Officer to such plan; (ii) amounts distributed of $6,000, and $6,300 under the Company's Capital Accumulation Plan to Thomas A. Frederick, and Nancy A. Michaud, respectively, and accrued interest of $681, $915, $596, and $8,972 (being interest earned in excess of 120 percent of the applicable federal long term rate provided under Section 1274(d) of the Internal Revenue Code of 1986, as amended), by Thomas A. Frederick, Nancy A. Michaud, Timothy G. Howard, and Richard L. Molen, respectively, on the Company's Capital Accumulation Plan (Richard L. Molen and Timothy G. Howard deferred salary in 1986, and Thomas A. Frederick and Nancy A. Michaud deferred salary in 1987 pursuant to such plan); and (iii) the principal amounts of $13,154, $5,374, $4,988, $4,873, $3,902 and $18,682 credited by the Company for Don R. Graber, Thomas A. Frederick, Nancy A. Michaud, Timothy G. Howard, Pamela J. Whipps, and Richard L. Molen, respectively, pursuant to the Company's Special Deferred Compensation Agreements. Refer to "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" later in this Proxy Statement for descriptions of such special deferred compensation agreements.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1988 Stock Option Plan and Restricted Share Plan ("1988 Plan") to the Named Executive Officers for the year ended December 31, 1997, all of which are reflected in the Company's Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                                    ----------------------
                                       % OF                                   POTENTIAL REALIZABLE VALUE
                         NUMBER       TOTAL                                     AT ASSUMED ANNUAL RATES
                           OF        OPTIONS                                        OF STOCK PRICE
                       SECURITIES   GRANTED TO   EXERCISE                         APPRECIATION RATES
                       UNDERLYING   EMPLOYEES     OR BASE                         FOR OPTION TERM(4)
                        OPTIONS     IN FISCAL    PRICE PER    EXPIRATION   ---------------------------------
        NAME           GRANTED(1)      YEAR      SHARE(2)        DATE         0%          5%          10%
        ----           ----------   ----------   ---------   ------------  ---------   ---------   ---------
Don R. Graber........         0           0%             0                 $      0    $      0    $      0
Thomas A.
  Frederick..........    12,503        5.40%    $14.3125(3)   12-11-2007          0     112,540     285,199
Nancy A. Michaud.....    11,055        4.78%     14.3125(3)   12-11-2007          0      99,507     252,169
Timothy G. Howard....    10,792        4.66%     14.3125(3)   12-11-2007          0      97,139     246,170
Pamela J. Whipps.....     9,147        3.95%     14.3125(3)   12-11-2007          0      82,333     208,647
Richard L. Molen.....         0           0%             0                        0           0           0

---------------

(1) The options were granted pursuant to the Company's 1988 Plan which was approved by the Shareholders. All options granted under the 1988 Plan in 1997 are non-qualified stock options. No stock appreciation rights were granted under the 1988 Plan in 1997.

(2) Upon a change in control (as defined in the 1988 Plan), all options then outstanding become fully and immediately exercisable and the then outstanding option of an employee whose employment is terminated, except for cause, within three months of such change in control shall remain exercisable for three months from the date of such termination, but not after the expiration of the exercise period. Those employees who terminate employment due to disability or retirement may exercise non-qualified stock options after such termination of employment until the latter of (a) one year after the first exercise date for the last shares to become exercisable under the terms of the option grant, or (b) three years after the date of the employee's termination of employment. Under the 1988 Plan, upon the death of an employee or a retired or disabled former employee, all options under the 1988 Plan shall remain exercisable for six months following the date of death. Except as set forth above, upon termination of employment, all options terminate.

(3) The Common Stock closing market price on date of grant was $14.3125. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the date of delivery or by a combination of cash and Common Stock. The options become exercisable ratably over a four-year period beginning in 1998.

(4) Calculated on option terms of ten years beginning December 11, 1997 through December 11, 2007. The dollar amounts under these columns are the result of calculations at the zero percent, the five percent and the ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Company's Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 1997, and unexercised options held as of December 31, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                  NUMBER OF     VALUE REALIZED       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                   SHARES      (MARKET PRICE AT   OPTIONS AT FISCAL YEAR-END(1)    AT FISCAL YEAR-END(1)(2)
                                  ACQUIRED      EXERCISE LESS     -----------------------------   ---------------------------
             NAME                ON EXERCISE   EXERCISE PRICE)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
             ----                -----------   ----------------   ------------   --------------   -----------   -------------
Don R. Graber..................         0          $      0          63,333         126,667        $449,999      $  900,001
Thomas A. Frederick............         0                 0          14,155          44,540           4,878          33,454
Nancy A. Michaud...............         0                 0          10,518          39,927           1,221          32,300
Timothy G. Howard..............     4,433            46,026          27,682          40,105          46,820          32,761
Pamela J. Whipps...............         0                 0           9,331          30,822           4,160          24,225
Richard L. Molen...............         0                 0          50,314         163,776               0          98,054

---------------

(1) The number of unexercised options includes options granted under the Company's 1988 Plan. No SARs were issued or outstanding as of December 31, 1997 under the 1984 Plan or 1988 Plan.

(2) The value of "in-the-money" options is calculated on a per share basis as the amount by which the fair market value of a share of the underlying Common Stock represented by an option exceeds, as of December 31, 1997, the per share exercise price of the option.

LONG-TERM INCENTIVE PLANS

     The following table provides information concerning awards made to the Named Executive Officers during the last fiscal year under the Company's Long-Term Incentive Plan ("LTIP"). Payments made under the LTIP in the year ended December 31, 1997 are included in the Summary Compensation Table.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                            NUMBER OF SHARES,       PERFORMANCE OR          NON-STOCK PRICE BASED PLAN
                                  UNITS           OTHER PERIOD UNTIL     --------------------------------
           NAME               OTHER RIGHTS       MATURATION OR PAYOUT    THRESHOLD    TARGET     MAXIMUM
           ----             -----------------   -----------------------  ---------   ---------   --------
Don R. Graber.............         (1)          3 years ending 12/31/00  $106,250    $212,500    $425,000
Thomas A. Frederick.......         (1)          3 years ending 12/31/00    23,750      47,500      95,000
Nancy A. Michaud..........         (1)          3 years ending 12/31/00    21,000      42,000      84,000
Timothy G. Howard.........         (1)          3 years ending 12/31/00    20,500      41,000      82,000
Pamela J. Whipps..........         (1)          3 years ending 12/31/00    17,375      34,750      69,500

---------------

(1) Awards earned under the Company's 1998 Long-Term Incentive Plan ("Plan") cycle are payable during the year following the end of a three-year award cycle in 2001. For the Named Executive Officers, the Plan is based one-third on earnings per share, one-third on return on net assets, and one-third on total shareholder return over the performance period compared to targets approved by the Compensation Committee at the beginning of the performance period.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total Shareholder return on its Common Stock with the Standard & Poor's 500 Composite Stock Index ("S&P 500") and the Standard & Poor's Leisure Time Products Index ("Leisure Index") for the five-year period ended December 31, 1997:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          HUFFY CORPORATION, S&P 500, AND LEISURE TIME PRODUCTS INDEX*

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               HUFFY             S&P 500         LEISURE INDEX
1992                                              100                100                100
1993                                           115.94             109.90             110.58
1994                                            96.10             111.17             109.07
1995                                            67.10             152.28             145.15
1996                                            97.56             186.55             180.59
1997                                            93.92             248.17             234.58

* Assumes $100 invested on December 31, 1992 in Company Common Stock, the S&P 500 and the Leisure Time Products Index and the reinvestment of dividends.

  PENSION PLAN TABLE

     The Company's Salaried Employees' Retirement Plan (the "Retirement Plan") is a defined benefit pension plan which provides benefits to salaried employees not otherwise covered under another pension plan of the Company. The following table shows the estimated annual benefits (assuming payments made on the normal life annuity with 12 months certain) payable upon retirement at age 65 to an employee in specified compensation and years of service classifications.(1)

                                            YEARS OF SERVICE
                        ---------------------------------------------------------
    COMPENSATION           15          20          25          30          35
---------------------   ---------   ---------   ---------   ---------   ---------
     $  100,000         $ 20,974    $ 27,132    $ 33,290    $ 39,448    $ 39,448
        250,000           54,724      72,132      89,540     106,948     106,948
        500,000          110,974     147,132     183,290     219,448     219,448
        750,000          167,224     222,132     277,040     331,948     331,948
      1,000,000          223,474     297,132     370,790     444,448     444,448
      1,250,000          279,724     372,132     464,540     556,948     556,948
      1,500,000          335,974     447,132     558,290     669,448     669,448

---------------

(1) The Internal Revenue Code of 1986, as amended (the "Code"), places certain limitations on the annual pension benefits which can be paid from the Retirement Plan. Such limitations are not reflected in the table. This table reflects the total aggregate benefits payable annually upon retirement under both the Retirement Plan and the Company's Supplemental/Excess Benefit Plan ("Benefit Plan"), which is discussed below. The Benefit Plan requires an offset of one-half of the Social Security primary insurance amount ("PIA"), and such amount has been deducted from the figures in the table. The PIA amount used in developing the above figures is $16,104. Thus, the offset is $8,052 for a person with 30 or more years of service.

     Monthly benefits upon normal retirement (age 65) are the sum of (i) 0.9 percent of final average monthly compensation (as defined under the Retirement Plan to include salary, in-centive compensation, commissions and overtime pay and based upon the highest three consecutive years in the last ten) up to the monthly Social Security Covered Compensation Amount, plus 1.3 percent of the amount by which final average monthly compensation exceeds the monthly Social Security Covered Compensation Amount, times years of service (to a maximum of 30 years) and (ii)
 .075 percent of final average monthly compensation (to a maximum of $4,166.67) times years of service (to a maximum of 20 years). Additional provisions for early retirement are included. Mr. Graber has 5 years of credited service, Mr. Frederick has 11 years of credited service, Ms. Michaud has 11 years of credited service, Mr. Howard has 24 years of credited service, Ms. Whipps has 7 years of credited service, and Mr. Molen has 29 years of credited service.

     The Company has established the Benefit Plan which provides additional benefits to participants in the Retirement Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Code and Section 2004 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under the Benefit Plan, Executive Officers and certain key employees will receive at the same time and in the same form as benefits paid under the Retirement Plan, additional benefits in a monthly amount which, when added to the benefits paid to the participant under the Retirement Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code and ERISA to the extent such limitations apply, and the amount by which the sum of 45 percent of final average monthly compensation (as defined under the Benefit Plan to include salary and bonus and based upon the highest three years in the last ten) less 50 percent of the monthly PIA payable under Social Security, with the difference prorated for less than 30 years of service, plus $2,500 per year, exceeds benefits payable only under the Retirement Plan, and subject to approval of the 1998 Restricted Share Plan (see pages 22 and 23 herein), less the portion of such participant's benefit which has been replaced by benefits under the Restricted Share Plan. The Benefit Plan also provides that Executive Officers and certain key employees will be provided benefits beginning at age 58, in an amount equal to such participants' then accrued benefits without actuarial reduction for early commencement in the event of (i) a "change-in-control" of the Company, as defined in the Benefit Plan, and
(ii) subsequent termination of employment. Except as noted in the preceding sentence, benefits under the Benefit Plan will be reduced to an actuarial equivalent to reflect early distribution in the same manner as benefits under the Retirement Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     There are no employment contracts between the Company and any Executive Officers of the Company.

     The Named Executive Officers and certain other key employees of the Company each have a Special Deferred Compensation Agreement pursuant to which on each January 1 the Company credits to an account for such employee an amount equal to two percent of the aggregate of the base salary paid in the preceding calendar year and bonus paid or credited to such employee under the Profit Sharing Bonus Plan for preceding calendar year results. The aggregate amount in such account is to be paid to the employee, subject to certain forfeitures, following termination of employment. Such amounts for calendar year 1997 have been included in the Summary Compensation Table.

     Named Executive Officers, except for Don R. Graber and Pamela J. Whipps, have deferred compensation and receive benefits under the Company's Capital Accumulation Plan (the "Capital Accumulation Plan") adopted in 1985. No current compensation is being deferred by Named Executive Officers under the Capital Accumulation Plan. Based upon the amount of such compensation deferred in 1985, 1986, and 1987, the Company has agreed to pay certain annual amounts (a) on the first day of each of the eighth through eleventh years following the deferral to each such participant and (b) generally beginning at age 65 or upon retirement, whichever occurs later, to each such participant or to designated beneficiaries upon such participant's death after retirement, until such participant reaches (or would have reached) age 80. These annual amortized amounts will be calculated on the ba-sis of attributing from 19 to 24 percent per annum interest to the deferrals, with each payment under clause (a) above equaling the amount of the original deferral. A lump sum benefit equal to any remaining balance of deferred amounts, with annual interest at the rate noted below, will be paid in lieu of any annual benefits if (i) a participant terminates employment with the Company other than by death or disability prior to retirement (10 percent interest) or the Company terminates the participant's employment for certain reasons other than cause or competing with the Company (20 percent interest); (ii) a participant dies prior to retirement (20 percent interest); or (iii) the Capital Accumulation Plan is terminated by the Company because a change in federal or state laws, or judicial or administrative interpretation thereof, has materially affected its cost to the Company (20 percent interest). The Company will make supplemental pension payments to persons participating in the Capital Accumulation Plan to the extent pension benefits are reduced due to participation in such plan. Distributions made and interest accrued in excess of 120 percent of the applicable federal long term interest rate provided under Section 1274(d) of the Code for the benefit of the Named Executive Officers have been included in the Summary Compensation Table.

     The Named Executive Officers have each entered into a severance agreement with the Company pursuant to which the Company has agreed to provide an irrevocable letter of credit from a commercial bank (or to fund an escrow account if such letter of credit cannot be promptly issued) in the event a change-in-control (as defined in the agreements) of the Company is threatened. The letter of credit is to be for an amount equal to three times the sum of each such person's current annual salary, bonus award at the target level, and long-term incentive compensation plan award at the target level, plus two times the Company's cost of current benefits for three years (unless the Company agrees to provide the same), and a gross up amount for applicable excise taxes, if any. In addition, such Officers will be vested in and receive thirty-six months of credited service under the Benefit Plan. If the employment of said person terminates, for any reason other than disability, retirement or death, within two years after a change-in-control of the Company occurs, the person or the person's beneficiaries shall be entitled to the above described amount in a lump sum payment. If proper demand for such payment is not made within two years from the date of the change-in-control event, the Company may terminate the letter of credit or withdraw the funds in the escrow account. If such person's employment is terminated prior to the occurrence of a change in control of the Company, payment under the severance agreement is forfeited.

     Mr. Molen entered into a Retirement Agreement, dated December 22, 1997 ("Retirement Agreement"), which superseded his Transition Agreement, dated June 13, 1996. The Retirement Agreement provides that in return for the termination of his Transition Agreement, a five year non-competition agreement and certain future contractual obligations and other agreements with the Company, Mr. Molen, who retired on December 29, 1997, will receive a lump sum payment in 1998 of $2 million, the receipt of credited service through December 31, 1998 under the Benefit Plan, the right to receive benefits under the COO Plan, as described below, $89,388 in lieu of payment for personal goals, and benefits available to other retirees, generally, of the Company.

     Mr. Molen receives benefits under a Restricted Stock Unit Program (the "COO Program") dated January 1, 1987, whereby he received grants of 11,250 restricted units (adjusted to reflect subsequent stock splits) on January 1, 1987, 1988, 1989, 1990, and 1991. When earned, a restricted unit is equivalent to a share of the Company's Common Stock valued at fair market value (as defined in the COO Program). The restricted units fully vest on January 1, 1997, 1998, 1999, 2000, and 2001, respectively, subject to earlier vesting due to, among other things, a change-in-control of the Company (as described in the COO Program). Upon grant, the restricted units accumulate additional restricted units equal to dividends paid on the Company's Common Stock. Once vested, the then actual value of each restricted unit will be paid in cash.

     In connection with his acceptance of employment with the Company, Don R. Graber entered into an agreement, dated June 11, 1996, as amended, whereby he may receive an annual pension benefit of $115,000 per year beginning at age 57 if during his first three years of employ-ment he is involuntarily terminated or an annual pension benefit of $169,118 beginning at age 65 if during his first three years of employment he should become totally and permanently disabled. Subsequent to such three year period, Mr. Graber will be vested under the Retirement Plan and Benefit Plan.

     Generally, a "change-of-control" or "change-in-control", with respect to the above-referenced plans and agreements, is the acquisition by another person or persons other than directly from the Company of more than 20 percent of the Company's outstanding shares of Common Stock; a merger, consolidation or other combination of the Company with one or more corporations as a result of which more than 49 percent of the voting stock of the merged, consolidated or combined corporation is held by former shareholders of the corporations other than the Company; a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company by any person; or the election to the Board of Directors of the Company by the Shareholders of two or more persons not nominated as candidates for the Board of Directors in proxy statements furnished during such period on behalf of the Board of Directors of the Company.

                         PROPOSALS TO ADOPT STOCK-BASED
                                INCENTIVE PLANS

INTRODUCTION

     The Company has two stock option plans, the Huffy Corporation 1987 Director Stock Option Plan (the "1987 Plan") and the Huffy Corporation 1988 Stock Option Plan and Restricted Share Plan (the "1988 Plan"). Both the 1987 Plan and the 1988 Plan expire as of April 15, 1998. Consequently, on June 12, 1997, the Company's Board of Directors approved the Huffy Corporation 1998 Director Stock Option Plan (the "1998 Director Plan") and the Huffy Corporation 1998 Key Employee Stock Plan (the "1998 Key Employee Plan") to replace the 1987 Plan and the 1988 Plan, respectively. The Board of Directors also approved the Huffy Corporation 1998 Restricted Share Plan (the "1998 Restricted Share Plan"). The Board directed that such plans be submitted for the approval of the Company's shareholders in accordance with the requirements of the New York Stock Exchange, the Internal Revenue Code, and Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     The Plans will become effective upon their approval by the shareholders of the Company. If approved, the 1998 Director Plan will terminate on April 17, 2008, the 1998 Key Employee Plan will terminate on April 17, 2008, and the 1998 Restricted Share Plan will remain in effect until terminated by action of the Board of Directors. The Board of Directors may terminate the Plans at any time; however, any such termination will not affect options, stock appreciation rights, or restricted shares previously granted under the Plans.

     The affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolutions to adopt the Plans. Proxies will be voted in favor of the resolutions unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolutions, provided such shares are properly present at the meeting in person or by proxy.

     The following information is a brief summary of certain provisions of the 1998 Director Plan, the 1998 Key Employee Plan and the 1998 Restricted Share Plan (collectively the "Plans"). The complete text of each of the Plans is attached to this Proxy Statement as Exhibits 1, 2 and 3 and reference is made to Exhibits 1, 2 and 3 for all particulars.

NUMBER OF SHARES SUBJECT TO PLANS

     Not more than 623,714 shares of the Company's Common Stock, in the aggregate, will be made available for options and grants of restricted shares under the Plans on a combined basis. The aggregate number of shares which may be issued under the Plans, the number and class of shares subject to each outstanding option or stock appreciation right and restricted shares still subject to restrictions, and the price per share will be appropriately adjusted in the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock sp-litup, combination or exchange of shares, or other change in the corporate structure.

PLAN ADMINISTRATION

     The 1998 Key Employee Plan and the 1998 Restricted Share Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") and require that the Committee consist of at least three members of the Board of Directors of the Company who are not entitled to participate in such plans. The Committee has the full power and authority to construe the provisions and to supervise the administration of such plans, and all decisions made by the Committee will be final. The 1998 Director Plan is to be administered by a committee consisting of at least three officers of the Company who are not entitled to participate in such plan to be appointed by the Board of Directors.

     At the close of business on February 27, 1998, the market value of a share of the Company's Common Stock was $15.1875.

TAX CONSEQUENCES

     Gain taxable as ordinary income to the optionee is generally deemed to be realized at the date of exercise of a nonqualified option, the amount of gain on each share being the difference between the market price on the date of exercise and the option price. This amount is generally treated as a tax deductible expense to the Company at the time of exercise. Any appreciation in the value of stock after the date of exercise is considered as long or short-term capital gain, depending on the length of time the stock is held by the optionee prior to the time of its sale.

     No taxable income for federal income tax purposes results from the exercise of an incentive option at the time of exercise. Any gain realized on the sale of stock acquired on exercise of an incentive option is considered as long-term capital gain for federal income tax purposes if the stock has been held at least one year after it was acquired on exercise of the option and if at least two years have expired after the grant of the option. Except as hereafter indicated, the Company is not entitled to any deduction with respect to the grant or exercise of any incentive option. If the stock is sold or otherwise disposed of within one year after exercise or within two years after the grant, any appreciation at the date of exercise above the option price is treated, subject to certain limitations, as "ordinary" income for federal income tax purposes. Any appreciation after the date of exercise is considered as long or short-term capital gain to the optionee depending upon whether or not the stock was held longer than one year. The amount of ordinary income received by the optionee generally is treated as a tax deductible expense to the Company.

     Upon the exercise of a stock appreciation right, the holder will realize ordinary income equal to the amount of the gain. This amount is generally treated as a tax deductible expense to the Company at the time of exercise.

     With respect to grants of restricted shares, the recipient must recognize ordinary income equal to the fair market value of the Common Stock at the first time the Common Stock becomes transferable or not subject to a substantial risk for forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction for the same amount at the time the recipient recognizes such income.

     Under Section 162(m) of the Internal Revenue Code, corporations with a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934 (i.e. "public companies") are no longer permitted to deduct, for income tax purposes, compensation paid to certain executive officers to the extent such compensation exceeds $1 million in a tax year. However, certain types of compensation, including generally compensation which constitutes "performance-based" compensation, is excluded from this limitation. In any given year, as to options exercised by an executive officer, the difference between the exercise price and the market price on the exercise date (the "spread") would be included as compensation for Section 162(m) purposes unless the applicable option plan meets certain requirements contained in the applicable regulations promulgated by the Internal Revenue Service. Such regulations provide that in order for the spread realized upon the exercise of an option to constitute performance-based compensation which is exempt from the
Section 162(m) deduction limitation, the stock option plan under which the options were granted must, among other requirements, be administered by a compensation committee comprised solely of two or more "outside directors" and must contain a specific limit on the number of options which may be granted to any one employee participant. The 1998 Key Employee Plan is drafted with the intention of preserving the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to Named Executive Officers.

PROPOSED ADOPTION OF 1998 DIRECTOR PLAN

     The 1998 Director Plan provides for annual non-discretionary option issuances to non-employee directors, of which the Company will have eight following the 1998 Annual Meeting of Shareholders. It also provides a feature by which non-employee directors may elect to receive options in lieu of annual retainer fees. Its stated purpose is to encourage ownership in the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries and whose continued services as directors are considered essential to the Company's continued progress.

     The Board of Directors may alter or amend the 1998 Director Plan at any time prior to its termination, except that the Board may not, without the approval of the shareholders, change the number of shares of Common Stock which may be issued upon exercise of options, reduce the prices at which options may be exercised, extend the time within which options may be granted or exercised, change the designation of the class of directors eligible to receive options, materially increase the benefits accruing to participants, or alter or affect to the detriment of an option holder any option previously granted without the consent of such option holder.

     The 1998 Director Plan provides that non-employee directors automatically will be issued options to purchase 2,000 shares of the Company's Common Stock on the second business day after each annual meeting of the shareholders, beginning in April, 1998. Options granted under the 1998 Director Plan are non-qualified options for federal tax purposes. The purchase price of the Common Stock covered by such options will be equal to the fair market value of the Common Stock on the date of grant of the option.

     Effective April 18, 1998, the Company will pay its non-employee directors an annual retainer in the amount of $22,500 per year. Under the 1998 Director Plan, non-employee directors may elect to receive an option in lieu of all or any part of the annual retainer to be earned in the current 1998 Director Plan Year. Such options will be granted automatically on May 1, the first day of the 1998 Director Plan Year, and/or on such other dates as may be designated as long as the director makes an election prior to such dates. An election to receive an option in lieu of the retainer with respect to any particular year is irrevocable. The purchase price of the Common Stock covered by such options will be $1.00 per share. The Board's policy is to encourage stock ownership and thus the formula used to determine the number of shares for which an option may be granted pursuant to such an election provides a premium of 150% for such deferrals, as calculated in the 1998 Director Plan.

     All options granted under the 1998 Director Plan have a ten year term. Options are not exercisable for the first six months from the date of issuance, at which time they become exercisable as to 100% of the shares covered until termination. Shares covered by an option which is no longer exercisable with respect to such shares will again be available for offering under the 1998 Director Plan.

     Options under the 1998 Director Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the option holder, may be exercised only by the option holder or his representative. In addition, options generally may be exercised only while the option holder is serving as a member of the Board of Directors. However, upon the death of a director, upon the retirement of a director because of total and permanent disability, upon expiration of a director's term of office, or upon the resignation of a director due to a potential conflict of interest, the former director or his representative may, at any time during the balance of the ten year period, purchase all or any part of the Common Stock covered by the option. Notwithstanding the foregoing, in no event shall an option be exercised if the former director engages or participates in any business which competes against any of the businesses engaged in by the Company.

     In the event of a change in control of the Company, all outstanding options will become immediately and fully exercisable. Any non-employee director whose services are terminated within twenty-four months after a change in control may exercise outstanding options at any time during the balance of the ten year period.

     It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate number of shares, within the limitations of the 1998 Director Plan, to be covered by such options. The following table represents options which would have been received by or allocated to each of the listed directors for the last completed fiscal year if the 1998 Director Plan had then been in effect.

             NEW PLAN BENEFITS

                                     SHARES
                                   UNDERLYING
DIRECTOR NAME                       OPTIONS
-------------                      ----------
W. Anthony Huffman...............    2,000
Linda B. Keene...................    2,000
Jack D. Michaels.................    2,000
Donald K. Miller.................    2,000
James F. Robeson.................    2,000
Patrick W. Rooney................    2,000
Geoffrey W. Smith................    2,000
Thomas C. Sullivan...............    2,000
Joseph P. Viviano................    2,000

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 DIRECTOR PLAN.

PROPOSED ADOPTION OF 1998 KEY
EMPLOYEE PLAN

     The 1998 Key Employee Plan provides a means for key employees to receive options to acquire shares of the Company's Common Stock and stock appreciation rights, and an opportunity to subscribe for shares of Common Stock subject to certain restrictions. Its stated purpose is to provide an additional incentive to officers and directors who are employees of the Company and its subsidiaries to increase shareholder value and to remain in the employ of the Company or its subsidiaries.

     The Board of Directors may alter or amend the 1998 Key Employee Plan at any time prior to its termination, except that the Board may not, without the approval of the shareholders, increase the aggregate number of shares of Common Stock which may be issued, reduce the prices at which options or stock appreciation rights may be exercised, extend the time within which options or stock appreciation rights may be granted or exercised, extend the time within which restricted shares may be offered, permit any person while a member of the Committee to be eligible to participate, alter or affect to the detriment of an optionee any option or stock appreciation right previously granted without the consent of such optionee, or alter or affect to the detriment of a subscriber any subscription for restricted shares without the consent of such subscriber.

     Any full-time salaried employee of the Company or a subsidiary who is also an officer and may or may not be a member of the Board of Directors, or a key employee will be eligible to participate in the 1998 Key Employee Plan. At the present time, the number of employees who may participate in the 1998 Key Employee Plan is unknown. The Committee will designate the employees to whom options and/or stock appreciation rights will be granted or to whom restricted shares will be offered. The Chief Executive Officer of the Company, subject to limitations, also may grant non-qualified options to employees, but not officers, of the Company. Such grants will be subject to the same terms and conditions of the 1998 Key Employee Plan as grants made by the Committee.

     Options granted under the 1998 Key Employee Plan to a key employee will be either non-qualified stock options or incentive stock options, or both, as described below.

     The number of shares of Common Stock that may be subject to options granted to an employee during any calendar year may not exceed 25% of the total number of shares that may be issued under the 1998 Key Employee Plan. Shares covered by an option which is no longer exercisable with respect to such shares or restricted shares which are forfeited will again be available for offering under the 1998 Key Employee Plan. If an option is surrendered in connection with the exercise of a stock appreciation right, the number of shares covered by such option less the number of shares issued in connection with the exercise of the stock appreciation right will again be available for offering.

     The purchase price of Common Stock covered by an incentive stock option will not be less than 100% of the fair market value of such Common Stock on the date of grant of such option. The purchase price of Common Stock covered by any other option will be determined by the Committee; provided, however, that the purchase price will not be less than $1.00 per share. Options may be exercised by payment to the Company of the purchase price in cash or in Common Stock of the Company already owned by the optionee or any combination thereof. No option may be exercised until six months following the date upon which it was granted or after ten years from such date.

     In the event of a change in control of the Company, all outstanding options will become immediately and fully exercisable. Any outstanding option of an optionee whose employment is terminated, except by the Company for cause, within 24 months after a change in control will remain exercisable for a period of three months from the date of such termination, but in no event after the expiration of the exercise period.

     The Committee may grant in connection with any option granted under the 1998 Key Employee Plan a stock appreciation right, whereby the option holder may receive from the Company, upon request and in exchange for the surrender of any outstanding option, shares of the Common Stock, cash or any combination thereof having a value equal to the excess of the fair market value of the Common Stock on the date of the request over the purchase price specified in such option. A stock appreciation right may be granted only at the time of an option and is exercisable only if the fair market value of the Common Stock on the date of the request exceeds the purchase price of such option.

     No stock appreciation right or related stock option may be exercised during the first six months of its term, unless the death or disability of the optionee occurs during this period, or after ten years from the date of grant. Upon surrender of an option in exercise of stock appreciation rights, such option will expire. The Committee's disapproval of a request will not affect the optionee's right to exercise the stock appreciation right at a later date or to exercise any option granted under the 1998 Key Employee Plan.

     An option or stock appreciation right may be transferred only by will or the laws of descent and distribution or by gift to certain family members. During the lifetime of an employee, only the employee, his representatives, or his permitted assigns may exercise any option or stock appreciation right.

     Options or stock appreciation rights may be exercised only while the option holder is an employee during a period of continuous employment with the Company or a subsidiary from the date of grant and may not be exercised at any time after termination of employment except as follows: (1) upon the termination of employment for disability or upon retirement under any pension plan for salaried employees, a former employee may exercise all or any part of his non-qualified options until five years after such termination or retirement, whichever occurs first, and he may exercise all or any part of his incentive stock options or stock appreciation rights for a period of three months following such termination or retirement; (2) upon termination following the disposition of a business, a former employee may exercise all or any part of his non-qualified options, incentive stock options, or stock appreciation rights until three months after such termination; (3) at the discretion of the Company, upon severance of an employee, such former employee may exercise his non-qualified options for a period to be negotiated, not to exceed the severance pay period, provided the former employee has executed a release and waiver; and (4) upon the death of any employee, retired employee, or employee whose services were terminated due to disability, his representatives may exercise his options or stock appreciation rights for a period of six months following the date of death. Notwithstanding the foregoing, in no event shall an option be exercised if the former employee engages or participates in any business which competes against any of the businesses engaged in by the Company.

     The 1998 Key Employee Plan gives key employees selected by the Committee an opportunity to subscribe for restricted shares. Such shares will be restricted as to transferability for a period of time, not to exceed ten years, as determined by the Committee. The purchase price of the restricted shares will be determined by the Committee; provided, however, that in no event will the price be less than $1.00 per share. The purchase price must be paid in full by the subscriber on or before ten years from the date of the subscription by setting off against such purchase price 100% of the cash dividends payable with respect to the restricted shares plus such portion of all profit sharing or other bonuses to which the subscriber becomes entitled as provided by the Committee and in cash. No certificates for restricted shares will be executed and delivered until such shares are fully paid.

     Except for restrictions on transfer, an employee who subscribes for restricted shares will have all of the rights of a shareholder of the Company, including the right to vote the restricted shares and the right to receive dividends, subject to provisions of the subscription agreement.

     In the event a subscriber ceases to be an employee of the Company or a subsidiary during the restricted period for any reason other than death, disability, retirement under any pension plan, or termination by the Company other than for cause within 24 months of a change in control, all restricted shares will be forfeited to the Company. However, if the termination is by action of the Company, the Committee may determine that some or all of the restricted shares will be free of restrictions and not forfeited. If a subscriber ceases to be an employee by reason of death, disability, retirement under any pension plan, or within 24 months after a change in control, the restrictions will terminate. The Committee may at any time accelerate or waive all or any portion of the restrictions in respect of the restricted shares.

     Upon termination of employment for any reason, including death or retirement, the employee or his representative may elect to pay the purchase price due on any portion of the restricted shares which are freed of restrictions and not forfeited within three months after the happening of such event. If such payment is not made, the Company will treat the failure as a default in payment, whereby the Company will release the shares from subscription and treat as retired the shares subject to the subscription which have not been fully paid.

     It is impossible at the present time to indicate specifically the names of persons to whom future options, stock appreciation rights, or restricted shares will be granted, or the aggregate number of shares, within the limitations of the 1998 Key Employee Plan, to be covered by such grants.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 KEY EMPLOYEE PLAN.

PROPOSED ADOPTION OF 1998 RESTRICTED SHARE PLAN

     The 1998 Restricted Share Plan replaces a portion of the cash retirement benefits owed to key management employees under the Benefit Plan with the Company's Common Stock granted as restricted shares. Restricted Shares granted under the 1998 Restricted Share Plan will directly reduce and replace a portion of the cash amount of supplemental retirement benefits owed to participants under the Benefit Plan. Its stated purpose is to encourage such employees to increase overall shareholder value. The 1998 Restricted Share Plan aligns the interests of shareholders and plan participants by awarding Common Stock to selected executives and Huffy Company Presidents upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend, subject to certain vesting and forfeiture restrictions (the "Restricted Shares"), at fair market value thereby providing additional incentive for the participants to increase the value of the Company's Common Stock. Furthermore, since the Company will be able to take a tax deduction for the value of the Restricted Shares awarded under the 1998 Restricted Share Plan upon the vesting of such shares, the Company will also benefit from increases in value of the Company's Common Stock. Conversely, the Company will realize reduced tax deductions if the Company's Common Shares depreciate in value.

     The Board of Directors may alter or amend the 1998 Restricted Share Plan at any time prior to its termination, except that the Board may not, without the approval of the shareholders, increase the aggregate number of shares of Common Stock which may be issued. Further, the Board of Directors may not alter or affect to the detriment of any recipient any outstanding restricted shares granted pursuant to the 1998 Restricted Share Plan without the consent of such recipient.

     Any Senior Executive Participant in the Benefit Plan will be eligible to receive a grant of restricted shares under the 1998 Restricted Share Plan. This class of participants includes approximately eleven persons.

     Each recipient will be entitled to an annual grant of restricted shares in an amount having a fair market value equal to one-half of the total dollar amount of such recipient's accrued benefit under the Benefit Plan as determined by the Company's actuary. The Committee may approve additional grants in its discretion.

     Until vested, restricted shares may not be transferred or encumbered without the consent of the Committee. Subject to other provisions of the 1998 Restricted Share Plan and any agreement for restricted shares, each grant of restricted shares will vest upon the earliest of the following dates: (1) the date of the recipient's death, (2) the date on which the Committee determines that the recipient is disabled, (3) the date on which the recipient becomes vested in his benefit under the Benefit Plan, (4) the closing date of a change in control, or (5) the date on which the recipient becomes eligible to commence retirement benefits under any salaried retirement plan. However, in no event will a recipient's restricted shares vest prior to the later of the effective date of the approval of the 1998 Restricted Share Plan by the shareholders or as otherwise required by federal securities laws.

     Except for restrictions on transfer, an employee who receives restricted shares will have all of the rights of a shareholder of the Company, including the right to vote the restricted shares and the right to receive dividends, subject to provisions of the 1998 Restricted Share Plan and any grant agreement.

     In the event a recipient ceases to be an employee of the Company or a subsidiary prior to the vesting of any restricted shares, all restricted shares which are not vested will be forfeited to the Company. However, if the termination is by action of the Company, the Committee may determine that some or all of the restricted shares not yet vested will not be forfeited. If restricted shares granted under the 1998 Restricted Share Plan are later forfeited, such restricted shares will again be available for offering under the 1998 Restricted Share Plan.

     It is impossible at the present time to indicate specifically the names of all persons to whom future restricted shares will be granted or the aggregate number of such shares. However, at the time the 1998 Restricted Share Plan was approved by the Board of Directors, the Committee made a number of restricted share awards subject to shareholder approval of the 1998 Restricted Share Plan. The following table summarizes such contingent awards for the Named Executive Officers.

                                NEW PLAN BENEFITS
                              ---------------------    PROJECTED
                                           DOLLAR        DOLLAR
                               NUMBER     VALUE OF       VALUE
                                 OF          NEW        OF CASH
                              NEW PLAN      PLAN        BENEFITS
            NAME              SHARES(1)   SHARES(2)   CANCELLED(3)
            ----              ---------   ---------   ------------
Don R. Graber                   7,994     $111,916     $  190,857
Thomas A. Frederick             2,971       41,594        100,284
Nancy A. Michaud                2,405       33,670         64,326
Timothy G. Howard               4,527       63,378         96,208
Pamela J. Whipps                  919       12,866         34,795
Richard L. Molen               39,027      546,378        614,675
Executive Officers as a
 group                         57,843      809,802      1,101,145
Non-Officer employees as a
 group                         11,240      157,360        340,592
Total for all employees        69,083      967,162      1,441,737

---------

(1) On June 12, 1997, the Board of Directors and Compensation Committee adopted and approved the 1998 Restricted Share Plan, subject to shareholder approval.

(2) The dollar value of the awards is based on the closing price of the Company's Common Stock on June 12, 1997 ($14.00).

(3) The dollar amounts under this column represent the projected dollar value at retirement of the cancelled cash benefit payments owed to each participant under the Benefit Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 RESTRICTED SHARE PLAN.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as independent public accountants for the Company for calendar year 1998, subject to ratification by the Shareholders and any future contingencies that may require reconsideration. The firm of KPMG Peat Marwick LLP has served as independent public accountants for the Company since 1962. The Board of Directors recommends ratification of this appointment although it is not required by law. One or more members of KPMG Peat Marwick LLP will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and to respond to such appropriate questions as may be asked by Shareholders.

     The proposal to ratify the appointment of KPMG Peat Marwick LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

                         SHAREHOLDER PROPOSAL NUMBER 1

     Mr. Charles Miller, 23 Park Circle, Great Neck, New York 11024, beneficial owner of 250 shares of Huffy Corporation Common Stock, submitted the following proposal:

                         "ELIMINATE CLASSIFIED BOARD OF
                              DIRECTORS RESOLUTION

     'RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.'

                              SUPPORTING STATEMENT

     The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for it's [sic] implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and it's [sic] stockholders.

     I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stock-holders.

     The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

     I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"
                             ----------------------

     YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS PROPOSAL. The Company's Code of Regulations, which authorizes the staggered Board terms, was revised and approved by the shareholders as recently as 1995. The Board of Directors believes, for the reasons stated below, that the shareholders' decision was appropriate and that a classified Board is in the best interests of the Company and its shareholders.

     In the opinion of the Board of Directors, a classified Board facilitates continuity and stability of leadership and policy by assuring that experienced personnel familiar with the Company and its business will be on the Board of Directors at all times. This provision is similar to those which have been adopted by the shareholders of many major corporations. In fact, over 70% of corporations included in the S&P 500 index currently have classified boards.

     Currently, under the Company's Code of Regulations, the number of Directors in each class is nearly equal in number, with each Director serving for three years and with one class being elected each year. The Company has a Director retirement policy which limits Director terms to 12 years, ensuring Director rotation. All Director Nominees are reviewed and nominated by the Nominating and Governance Committee comprised of non-employee Directors.

     The classified Board of Directors is intended to prevent precipitous changes in the composition of the Board and thereby serves to moderate those changes in the Board's policies, business strategies and operations which the Board of Directors does not deem to be in the best interests of the Company and its shareholders.

     Board classification is intended to encourage any person seeking to acquire control of the Company to initiate such an action through arm's-length negotiations with management and the Board of Directors, who are in the best position to negotiate a transaction which is fair to all of the Company's shareholders.

     ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this proposal. Proxies will be voted AGAINST the proposal unless instructed otherwise. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

                         SHAREHOLDER PROPOSAL NUMBER 2

     Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, beneficial owner of 900 shares of Huffy Corporation Common Stock, has submitted the following proposal:

                           "MAXIMIZE VALUE RESOLUTION

     Resolved that the shareholders of Huffy Corporation urge the Huffy Corporation Board of Directors to arrange for the prompt sale of Huffy Corporation to the highest bidder.

     The purpose of the Maximize Value Resolution is to give all Huffy Corporation shareholders the opportunity to send a message to the Huffy Corporation Board that they support the prompt sale of Huffy Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the financial performance of the company over many years and the drastic action that should be taken. Even if it is approved by the majority of the Huffy Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Huffy Corporation Board. The proponent however, believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

     The prompt auction of Huffy Corporation should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies."

                             ----------------------

     YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS PROPOSAL. The Board of Directors has always acted and will continue to act in what it considers to be the best interest of all shareholders. The Board reviews all available strategic alternatives, remains committed to maximizing value for shareholders, and will pursue the course of action which best achieves that objective.

     In the Corporation's 70-year history it has weathered many business cycles, including the Great Depression of the 1930's and most recently the downturn in profitability in 1995.

     - In 1997 net sales from continuing operations grew 19.8% over 1996 levels, while net earnings in dollars increased by 50.6%.

     - In 1996, earnings per share from continuing operations were $0.51, compared to a loss in 1995; and in 1997, earnings per share from continuing operations increased nearly 63% to $0.80.

     To ensure continuing growth and profitability in future years and as part of its long term plan, Management has implemented the following actions:

     - The sale of Gerry Baby Products Company in 1997.

     - The acquisition of product lines and brand names complementary to our existing businesses. The following were acquired since 1995:

     - Rebike (recumbent bicycle line)-1996

     - Meaford (wheelbarrows)-1996

     - Aluminum rakes and lutes-1997

     - Sure Shot(R) and Hydra-Rib(TM) institutional and in-arena basketball lines-1997

     - Royce Union Bicycle Company-1997

     - Constant and improved focus on continuous rapid improvement in all businesses to eliminate waste and improve productivity.

     - Accelerated product innovation, including: Huffy(R) BMX and Ironman(R) bicycles; True Temper Sno Zone(TM) Snow Shovel and Shark Attack(TM) lawn and garden tools; Huffy Sports Company in-mold graphics on backboards.

     Ironman is a registered trademark of World Triathlon Corporation.

     Approval of this resolution could adversely affect the Corporation's relationships with its customers by communicating a high level of uncertainty surrounding the Corporation as a future supplier. Loss of customer confidence could have a devastating effect on future orders, thus substantially harming the Corporation's financial performance and depressing the market price. Adoption of this resolution would be totally inconsistent with the Board's duty to maximize stockholder value and protect the interests of all stockholders of the Corporation.

     ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this proposal. Proxies will be voted AGAINST the proposal unless instructed otherwise. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

                                 OTHER MATTERS

     Proposals of Shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company by November 6, 1998 for inclusion in the Company's Proxy Statement and proxy relating to the 1999 Annual Meeting of Shareholders.

     The Board of Directors does not intend to present to the meeting any matters other than those mentioned herein. It does not know of anything that will be presented by other parties, other than those mentioned herein. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon according to their discretion and best judgment.

                                            By order of the Board of Directors

                                            /s/ Nancy A. Michaud
                                            Nancy A. Michaud
                                            Secretary

Dayton, Ohio
March 5, 1998

                                                                       EXHIBIT 1

                               HUFFY CORPORATION
                        1998 DIRECTOR STOCK OPTION PLAN

1. PURPOSE

    The purpose of this 1998 Director Stock Option Plan (the "Plan") of Huffy Corporation (the "Company") is to encourage ownership in the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries ("Outside Directors") and whose continued services as directors are considered essential to the Company's continued progress. The Plan would benefit the Company by providing Outside Directors with a further incentive to continue as directors of the Company and to increase shareholder value.

2. ADMINISTRATION

     (a) The Plan shall be administered by a Committee of the Board of Directors (the "Committee") which shall at all times consist of not less than three officers of the Company who are not entitled to participate in the Plan to be appointed by the Board of Directors of the Company and to serve at the pleasure of the Board of Directors of the Company.

     (b) Grants of options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Sections 5 and 6 hereof. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan. Any action taken by a majority of the Committee shall be the action of the Committee.

3. PARTICIPATION IN THE PLAN

    Each Outside Director of the Company shall be eligible to participate in the Plan.

4. SHARES SUBJECT TO THE PLAN

     (a) The total number of shares of the Company's Common Stock, $1.00 par value ("Common Stock"), which may be issued in the aggregate under this Plan, the 1998 Key Employee Stock Plan and the 1998 Restricted Share Plan shall not exceed 623,714 shares subject, however, to adjustments required under the provisions of Section 15 hereof.

     (b) Common Stock subject to the Plan may be, at the discretion of the Board of Directors, either authorized and unissued shares or treasury shares.

     (c) If an option is surrendered for any reason or for any reason ceases to be exercisable in whole or in part, the Common Stock which is subject to such option, but as to which the option has not been exercised, shall again become available for offering under the Plan.

5. AUTOMATIC GRANT OF OPTIONS TO OUTSIDE DIRECTORS

     (a) An option to purchase 2,000 shares of Common Stock shall be granted automatically on the second business day after each Annual Meeting of Shareholders of the Company to each Outside Director then in office. The foregoing notwithstanding, no options shall be granted under this
         Section 5 at any time when such grant would result in a violation or possible violation of federal or state securities laws.

     (b) The purchase price of the Common Stock covered by each option granted under this Section 5 shall be 100% of the fair market value of such Common Stock on the date of grant of such option.

     (c) The fair market value of Common Stock on a particular date shall be the closing sale price for the Company's Common Stock as shown in the New York Stock Exchange Composite Transactions for that date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. Subject to the foregoing, the Committee, in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.

6. DISCOUNTED OPTIONS IN LIEU OF RETAINERS

     (a) In addition to any options granted pursuant to Section 5 hereof, options shall be granted automatically on May 1 and/or on such other date(s) as may be designated by the Committee from time to time as date(s) to grant such options (or, if any such date is not a business day, on the next succeeding business day) of any year to any Outside Director who, prior to such date(s), files with the Secretary of the Company an irrevocable election to receive an option in lieu of all or any part (in multiples of $1,000) of Annual Retainer fees to be earned in the then current Plan Year (i.e., the year beginning May 1 and ending April 30; herein referred to as a "Plan Year").

     (b) The number of shares of Common Stock for which an option may be granted under this Section 6 in any Plan Year shall be equal to the nearest number of whole shares of Common Stock determined in accordance with the following formula:

                 Annual Retainer
         -------------------------------  X 1.5 =    Number of Shares

         (Fair Market Value minus $1.00)

        "Annual Retainer" shall mean the amount which the Director would be entitled to receive for serving as a member of the Board of Directors in such Plan Year exclusive of (i) fees for attending Board of Directors meetings, (ii) fees associated with service on any committee of the Board of Directors, or (iii) fees associated with any other services to be provided to the Company. "Fair Market Value" shall mean the fair market value of a share of Common Stock on the date of grant computed pursuant to Section 5(c) hereof.

     (c) The purchase price per share of the Common Stock covered by each option granted under this Section 6 shall be $1.00.

7. NON-STATUTORY STOCK OPTIONS; STOCK APPRECIATION RIGHTS

    All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time. No stock appreciation rights shall be granted under the Plan.

8. NOTICE OF GRANT OF OPTION

    The Committee shall promptly cause each Outside Director to whom an option is granted under the Plan to be notified of the fact of such grant. Such notice shall set forth, among other things, the exercise price of the option, the term of the option, provisions regarding exercisability of the option and such other provisions as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated.

9. PERIOD OF OPTION

    Subject to Section 12(a) of this Plan, no option may be exercised until six
    (6) months following the date upon which it was granted. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided.

10. EXERCISE OF OPTIONS

    An option may be exercised by notice given to the Committee, in such form as the Committee may require, accompanied by full payment of the purchase price for the Common Stock as to which the option is exercised in United States dollars in cash (including check, bank draft or money order). No fraction of a share may be purchased by an option holder upon exercising his option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the option holder to purchase a fraction of a share, the total shares subject to exercise shall be adjusted to the nearest whole number with any half share balance being adjusted to one whole share. No option may be exercised in the event of a breach of Section 11(b) of this Plan.

11. EXERCISE UPON RETIREMENT OR AFTER THE DEATH OF A DIRECTOR

     (a) Options may be exercised only while the option holder is serving as a member of the Board of Directors of the Company and may not be exercised at any time after termination of his service as a member of the Board of Directors for any cause, whether upon retirement or otherwise, except as hereinafter provided:

        (i) Upon the retirement of a member of the Board of Directors of the Company because of total and permanent disability, upon expiration of such Director's term of office, or otherwise in accordance with the then current Board of Directors' retirement policy, or upon the resignation of a Director from the Board of Directors because of a potential conflict of interest which precludes him from further service to the Company as a Director, then in any of the foregoing instances, he shall have the right, at any time during the balance of the ten (10) year period of such option, to purchase all or any part of the Common Stock covered by such option. If he shall die during such period, his rights hereunder may be exercised by his executor or administrator or the person or persons to whom his rights under the option are transferred by will or by the laws of descent and distribution.

        (ii) Upon the death of a member of the Board of Directors of the Company while serving as such, his executor or administrator or the person or persons to whom his rights under the option are transferred by will or by the laws of descent and distribution shall have the right, at any time during the balance of the ten (10) year period of such options, to purchase all or any part of the Common Stock covered by such option.

     (b) In no event shall an option be exercised, including but not limited to upon any event set forth in Section 10 or this Section 11, if the option holder engages or participates, directly or indirectly as an officer, director, employee, sales representative, partner, individual proprietor, consultant, holder of debt or equity securities (except for ownership of less than one percent (1%) of the issued and outstanding securities of any publicly held corporation) or otherwise, in or for any company, corporation, partnership or other business entity of any kind whatsoever, whether within or outside the United States of America, which competes against any of the businesses engaged in or contemplated by the Company (including subsidiaries and other affiliated business entities of the Company, or its respective successors or in any of its related interests which developed or arose prior to, during or after the effective date or term of this Plan), or in or for any affiliate of such competitive company, corporation, partnership or other business entity. For purposes of the preceding sentence, it is understood and agreed that the business activities of the Company are carried on throughout the world. In the event either a majority of the members of the Committee or a majority of the disinterested members of the Board of Directors, in their sole discretion, determines that an option holder has violated or breached this provision, then all options held by the option holder shall be terminated effective the date of such breach.

     (c) Irrespective of the above, no option may be exercised after the expiration of the exercise period provided in Section 9 of this Plan.

12. CHANGE IN CONTROL

     (a) In the event of a "Change in Control" of the Company, as defined below, then notwithstanding anything to the contrary in this Plan or any notice issued pursuant to this Plan, (i) all options then outstanding shall become immediately and fully exercisable and (ii) the then outstanding options of any Outside Director whose service as a member of the Board of Directors is terminated upon or within twenty-four (24) months after a Change in Control, or if more than one of the events described in subsection 12(b) occurs, then within twenty-four (24) months after the last event to occur, shall remain exercisable during the balance of the ten (10) year period of such option.

    (b) A "Change in Control" shall mean the occurrence of any one or more of the following events:

        (i) Shares of Common Stock of the Company have been acquired other than directly from the Company in exchange for cash or property by any person who thereby becomes the owner of more than twenty percent (20%) of the Company's outstanding shares of Common Stock;

        (ii) Any person has made a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company;

        (iii) Any person forwards or causes to be forwarded to shareholders of the Company a proxy statement or statements in any period of twenty-four (24) consecutive months soliciting proxies to elect to the Board of Directors of the Company two (2) or more persons who were not nominated as candidates for the Board of Directors of the Company in proxy statements forwarded to shareholders during such period on behalf of the Board of Directors of the Company.

13. ASSIGNABILITY

    An option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the option holder, may be exercised only by him, his guardian or his legal representative.

14. LIMITATION OF RIGHTS

     (a) Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a member of the Board of Directors as a director for any period of time, or at any particular rate of compensation.

     (b) An option holder shall have no rights as a shareholder of the Company with respect to the Common Stock covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

15. ADJUSTMENT UPON CHANGES IN SHARES

    In the event of any change in the Common Stock subject to the Plan or to any option granted hereunder by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure, the aggregate number of shares as to which options may be granted under this Plan, the number and class of shares subject to each outstanding option and the price per share shall be appropriately adjusted by the Committee.

16. DURATION AND TERMINATION OF THE PLAN

    The Plan shall become effective upon its approval by the shareholders and shall terminate on the tenth (10th) anniversary of the date of such approval unless terminated at an earlier date by action of the Board of Directors; provided, however, that any such termination of this Plan after shareholder approval shall not affect options granted prior thereto.

17. AMENDMENT OF THE PLAN

    The Board of Directors may alter or amend the Plan from time to time prior to its termination; but without the approval of the shareholders, no such amendment shall (a) except as provided in Section 15 hereof, change the aggregate number of shares of Common Stock which may be issued under the Plan upon exercise of options, (b) reduce the option prices permissible hereunder at which options may be exercised, (c) extend the time within which options may be granted hereunder or the time within which options may be exercised, (d) change the designation of the class of directors eligible to receive options, (e) materially increase the benefits accruing to participants under the Plan or (f) without the consent of the option holder, alter or affect to the detriment of the option holder any option previously granted under the Plan.

18. LAWS AND REGULATIONS

     (a) The Plan and all options granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provisions of this Plan or the options, the holder of an option shall not be entitled to exercise such option, nor shall the Company be obligated to issue any shares under the Plan to such holder, if such exercise or issuance shall constitute a violation by the option holder or the Company of any provisions of any such law or regulation.

     (b) The Company, in its discretion, may postpone the issuance and delivery of Common Stock upon any exercise of an option until completion of any stock exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulations as the Company may consider appropriate; and may require any person exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

     (c) Common Stock issued and delivered upon exercise of an option shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.

19. INDEMNIFICATION

    Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act upon under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

20. NOTICES

    Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:

                            Huffy Corporation
                            225 Byers Road
                            Miamisburg, OH 45342
                            Attention: Secretary

    Each notice to the option holder or other person then entitled to exercise an option shall be addressed to the option holder, or such other person or persons, at the option holder's address set forth in the Company's records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

                                                                       EXHIBIT 2

                               HUFFY CORPORATION
                          1998 KEY EMPLOYEE STOCK PLAN

                                 PART I GENERAL

1. PURPOSE

    The Huffy Corporation 1998 Key Employee Stock Plan (the "Plan") is intended for the purpose of providing an additional incentive to officers and directors who are employees of Huffy Corporation (the "Company") and its subsidiaries, in order to increase shareholder value and to remain in the employ of the Company or its subsidiaries. The Plan provides a means for these key employees to receive options to acquire shares of the Company's Common Stock, $1.00 par value ("Common Stock"), and stock appreciation rights, and an opportunity to subscribe for shares of Common Stock subject to the restrictions set forth in Section 25 of this Plan ("Restricted Shares"). The Plan will benefit the Company by giving key employees an increasing personal interest in its continued success and progress.

2. DEFINITIONS

     (a) A "Change in Control" shall mean the occurrence of any one or more of the following events:

        (i) Shares of Common Stock of the Company have been acquired other than directly from the Company in exchange for cash or property by any person who thereby becomes the owner of more than twenty percent (20%) of the Company's outstanding shares of Common Stock;

        (ii) Any person has made a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company; or

        (iii) Any person forwards or causes to be forwarded to shareholders of the Company a proxy statement or statements in any period of twenty-four (24) consecutive months soliciting proxies to elect to the Board of Directors of the Company two (2) or more persons who were not nominated as candidates for the Board of Directors of the Company in proxy statements forwarded to shareholders during such period on behalf of the Board of Directors of the Company.

     (b) The term "subsidiary" where used in this Plan means any corporation more than 50% of whose voting stock is owned directly or indirectly by the Company.

3. ADMINISTRATION

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (hereinafter called the "Committee") which shall at all times consist of not less than three (3) members of the Board of Directors of the Company who are not entitled to participate in the Plan to be appointed by, and to serve at the pleasure of, the Board of Directors of the Company.

     (b) The Committee shall have full power and authority to construe the provisions and to supervise the administration of the Plan, including the establishment of such rules and regulations as it may deem appropriate, and all decisions and designations made by the Committee pursuant to the provisions of the Plan shall be final. Any action taken by a majority of the Committee shall be the action of the Committee.

4. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

    Any full-time salaried employee of the Company or of a subsidiary, who is also an officer of the Company and may or may not be a member of the Board of Directors, or a key employee as designated by the Committee shall be eligible to participate in the Plan. The employees to whom options and/or stock appreciation rights are granted or to whom Restricted Shares are offered shall be designated from time to time by the Committee.

5. SHARES SUBJECT TO THE PLAN

     (a) The total number of shares of Common Stock which may be issued in the aggregate under this Plan, the 1998 Director Stock Option Plan and the 1998 Restricted Share Plan shall not exceed 623,714 shares subject, however, to adjustments required under the provisions of Section 5(d) hereof. The number of shares of Common Stock that may be subject to options granted to an employee under the Plan during any calendar year shall not exceed twenty-five percent (25%) of the total number of shares of Common Stock which may be issued under the Plan.

     (b) Common Stock subject to the Plan may be, at the discretion of the Board of Directors, either authorized and unissued shares or treasury shares.

     (c) If an option is surrendered for any reason (other than the election to receive stock appreciation right benefits) or for any other reason ceases to be exercisable in whole or in part, or if Restricted Shares subscribed for under the Plan are later forfeited pursuant to the Plan, the Common Stock which is subject to such option but as to which the option has not been exercised, or such Restricted Shares, shall again become available for offering under the Plan. If an option is surrendered in connection with the exercise of a stock appreciation right, the number of shares of Common Stock covered by such option or portion thereof which is so surrendered less the number of shares of Common Stock issued in connection with the exercise of the stock appreciation right shall again become available for offering under the Plan.

     (d) In the event of any change in the Common Stock subject to the Plan or to any option or stock appreciation right granted hereunder by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split up, combination or exchange of shares, or other change in the corporate structure, the aggregate number of shares which may be issued under this Plan and the number and class of shares subject to each outstanding option or stock appreciation right and Restricted Shares still subject to restrictions, and the price per share, shall be appropriately adjusted by the Committee.

6. DURATION AND TERMINATION OF THE PLAN

    The Plan shall become effective upon its approval by the shareholders and shall terminate on the tenth anniversary of the date of such approval unless terminated at an earlier date by action of the Board of Directors; provided, however, that any termination of this Plan after shareholder approval shall not affect options or stock appreciation rights granted, or Restricted Shares subscribed for, prior thereto.

7. AMENDMENT OF THE PLAN

    The Board of Directors may alter or amend the Plan from time to time prior to its termination, but without the approval of the shareholders, no such amendment shall (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan; (b) reduce the option prices permissible hereunder at which Incentive Stock Options (as defined in Section 10(b) of this Plan) or stock appreciation rights relating thereto may be exercised;
    (c) extend the time within which options or stock appreciation rights may be granted, or Restricted Shares may be offered, hereunder; (d) extend the time within which options or stock appreciation rights may be exercised;

    (e) permit any person while a member of the Committee to be eligible to participate in this Plan; (f) without the consent of the optionee, alter or affect to the detriment of the optionee any option or stock appreciation right previously granted under the Plan; or (g) without the consent of the subscriber, alter or affect to the detriment of the subscriber any subscription for Restricted Shares entered into pursuant to this Plan.

8. INDEMNIFICATION

    Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act upon the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

9. NOTICES

    Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:

                            Huffy Corporation
                            225 Byers Road
                            Miamisburg, OH 45342
                            Attention: Secretary

    Each notice to the holder of options, stock appreciation rights or Restricted Shares (or other person then entitled to exercise an option and/or stock appreciation right) shall be addressed to the holder, (or such other person or persons), at the holder's address set forth in the Company's current personnel records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

                 PART II OPTIONS AND STOCK APPRECIATION RIGHTS

10. GRANT OF OPTIONS OR STOCK APPRECIATION RIGHTS

     (a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions of options and stock appreciation rights, including the number of shares of Common Stock to be subject to each option, the dates on which options may be fully or partially exercised, the minimum period (if any) during which the same must be held until exercisable and the expiration dates thereof, provided that subject to Section 16 of this Plan, in no event may an option be exercised until six (6) months following the date upon which it was granted. The Committee may require an agreement, commitment, or statement on the part of any grantee of options and/or stock appreciation rights prior to the effectiveness of any such grant as it shall determine is in the best interest of the Company.

     (b) In addition to grants by the Committee, the Chief Executive Officer of the Company may also grant non-qualified stock options in his sole discretion to employees, but not to officers of the Company. The total number of non-qualified stock options that the Chief Executive Officer may grant under this Plan in any one calendar year shall not exceed options to purchase 5,000 shares for any one employee or options to purchase 50,000 shares for all employees in the aggregate. All grants made in accordance with this Section 10(b) shall be subject to the same terms and conditions of this Plan as grants made by the Committee, provided that upon the granting of any option to an employee, the Chief Executive Officer shall promptly cause such employee to be notified of the fact of such grant and shall advise the Committee not less than annually of grants made under this provision.

     (c) It is intended that certain options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"). Non-qualified stock options may also be issued under this Plan in accordance with the Plan's terms and conditions. An eligible employee may hold more than the one option, whether they are Incentive Stock Options, non-qualified stock options or both, but only on the terms and subject to the restrictions set forth in this Plan.

     (d) Notwithstanding anything in this Plan to the contrary, no person shall be eligible to receive an Incentive Stock Option, if at the time of grant, such person owns of record and beneficially more than ten percent (10%) of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote; provided, however, that the foregoing limitation shall not apply if the option price at the time the option is granted is at least one hundred ten percent (110%) of the fair market value (as defined in Section 10(e) of this Plan) of the Common Stock subject to the option and the option term is not more than five (5) years. Further, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all such plans of the Company and its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

     (e) Subject to the exception set forth in Section 10(c) of this Plan, the purchase price of the Common Stock covered by such Incentive Stock Option shall not be less than one hundred percent (100%) of the fair market value of such Common Stock on the date of grant of such option. The purchase price of the Common Stock covered by any other option issued under this Plan shall be as determined by the Committee; provided, however, that in no event shall the purchase price be less than one dollar ($1.00) per share.

     (f) The fair market value of shares of Common Stock on a particular date shall be the closing sale price for the Company's Common Stock as shown in the New York Stock Exchange Composite Transactions for that date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. Subject to the foregoing, the Committee, in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.

11. NOTICE OF GRANT OF OPTION OR STOCK APPRECIATION RIGHT

    Upon the granting of any option or stock appreciation right to an employee, the Committee shall promptly cause such employee to be notified of the fact of such grant. The date on which an option or stock appreciation right shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized, subject to satisfaction of any conditions the Committee may place on the effectiveness of the grant.

12. STOCK APPRECIATION RIGHTS

    Subject to any other provisions of this Plan, the Committee, in its sole discretion, may grant with any option granted under the Plan, in addition to the holder's option to acquire shares of Common Stock, a stock appreciation right, whereby the option holder may receive from the Company, upon his written request ("Request"), in exchange for the surrender of any option or any portion thereof which, under the terms and conditions of the Plan is exercisable on the date of the Request, shares of Common Stock, cash or any combination thereof as specified in the Request, having an aggregate value equal to the excess of the fair market value on the date of the Request of one share of Common Stock over the purchase price specified in such option multiplied by the number of shares of Common Stock covered by such option or portion thereof which is so surrendered. A stock appreciation right granted in connection with an option under the Plan may only be granted at the time of such option, and is exercisable only when the fair market value of the Common Stock on the date of the Request exceeds the purchase price specified in such option.

    For the purpose of this Section 12, the fair market value of a share of Common Stock on any date shall mean the average of the closing price thereof on each of the ten (10) trading days immediately preceding such day as shown in the New York Stock Exchange Composite Transactions.

    Any election by an option holder to surrender his option and to receive a stock appreciation right settlement, whether for cash, for stock or for any combination of stock and cash, shall be made by a Request only during any period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. No stock appreciation right or related stock option shall be exercisable, however, during the first six (6) months of its term, except that this limitation shall not apply in the event death or disability of the optionee occurs prior to the expiration of the six-month period. Any stock appreciation right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee. Upon surrender of an option or a portion thereof in exercise of stock appreciation rights, such option or portion thereof shall expire.

    No fractional shares of Common Stock shall be issued upon the exercise of any stock appreciation right.

    In the event the Committee disapproves in whole or in part any Request by an option holder to exercise his stock appreciation right, or the form of payment thereof, such disapproval shall not affect the optionee's right to exercise his stock appreciation right at a later date to the extent that such right is otherwise exercisable or to elect the form of payment at a later date, provided that such later exercise and the form of payment also shall be subject to the Committee's approval. Additionally, such disapproval shall not affect the option holder's right alternatively to exercise any option or options granted to him under the Plan.

13. ADDITIONAL PROVISIONS

    Any option agreements authorized under the Plan shall contain such other provisions, including provisions with respect to stock appreciation rights, as the Committee shall deem advisable which are not inconsistent with the terms herein stated. All Incentive Stock Option agreements shall contain such limitations and restrictions upon the exercise of the option governed thereby as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or to conform to any change in the applicable law, rulings or regulations.

14. EXERCISE OF OPTIONS

    An option may be exercised by notice given to the Committee in such form as the Committee shall require. No fractions of a share may be purchased by an option holder upon exercising his option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the option holder to purchase a fraction of a share, the total shares subject to exercise shall be adjusted to the nearest whole number with any half share balance being adjusted to one whole share. No option may be exercised in the event of a breach of Section 15(b) of this Plan.

15. EXERCISE AFTER TERMINATION OF EMPLOYMENT.

     (a) Options or stock appreciation rights may be exercised only while the option holder (or if the options or stock appreciation rights have been assigned, while the initial option holder) is an employee during a period of continuous employment with the Company or a subsidiary from the date of grant and may not be exercised at any time after termination of the employment of the original option holder for any cause, whether upon retirement or otherwise, except as hereinafter provided:

        (i) Upon the termination of the employment of an employee for disability or upon his retirement under any pension plan for salaried employees, he shall have the right to purchase all or any part of the Common Stock with respect to which he held non-qualified options immediately prior to the date of termination or retirement, until five years after such retirement under a pension plan for salaried employees or due to disability, whichever is first to occur. The employee shall also have the right within the period of three (3) months next following the date of such termination or retirement, to purchase all or any part of the Common Stock with respect to which he was entitled to exercise Incentive Stock Options immediately prior to the date of such termination or retirement or to exercise any equivalent stock appreciation right which he was entitled to exercise immediately prior to the date of such termination or retirement;

        (ii) Upon termination of an employee as a result of the disposition of a business at which he was employed at the effective date of disposition, such former employee shall have the right to purchase all or any part of the Common Stock with respect to which he was entitled to exercise non-qualified options immediately prior to the date of termination until three (3) months after the date of the employee's termination of employment. The employee shall also have the right within the period of three (3) months next following the date of such termination to purchase all or any part of the Common Stock with respect to which he was entitled to exercise Incentive Stock Options immediately prior to the date of such termination or to exercise any equivalent stock appreciation right which he was entitled to exercise immediately prior to the date of such termination;

        (iii) Upon severance of an employee who has executed a release and waiver in such form and substance as determined by the Company, such former employee, if agreed by the Company in its sole discretion, shall have the right to purchase all or such part of the Common Stock with respect to which he was entitled to exercise non-qualified options immediately prior to the date of severance until the expiration of the severance period as specified by the Company in the release and waiver or such shorter period as agreed to by the Company; and

        (iv) Upon the death of any employee while in the active service of the Company or of a subsidiary or upon the death of any such retired employee or of any such employee whose services have been terminated on account of disability within the exercise periods described in (i) above, his executor or administrator or the person or persons to whom his rights under the option or under the stock appreciation rights are transferred by will or the laws of descent and distribution shall have the right, within the period of six (6) months next following the date of his death, to purchase all or any part of the Common Stock with respect to which he was entitled to exercise such option immediately prior to his death or to exercise any equivalent stock appreciation right which he was entitled to exercise immediately prior to his death.

     (b) In no event shall an option or stock appreciation right be exercised, including but not limited to any event set forth herein, if the option holder engages or participates, directly or indirectly as an officer, director, employee, sales representative, partner, individual proprietor, consultant, holder of debt or equity securities (except for ownership of less than one percent (1%) of the issued and outstanding securities of any publicly held corporation) or otherwise, in or for any company, corporation, partnership or other business entity of any kind whatsoever, whether within or outside the United States of America, which competes against any of the businesses engaged in or contemplated by the Company (including subsidiaries and other affiliated business entities of the Company, or its respective successors or in any of its related interests which developed or arose prior to, during, or after the effective date of the term of this Plan), or in or for any affiliate of such competitive company, corporation, partnership or other business entity. For purposes of the preceding sentence, it is understood and agreed that the business activities of the Company are carried on throughout the world. In the event either a majority of the members of the Committee or a majority of the disinterested members of the Board of Directors, in their sole discretion, determines that an option holder has violated or breached this provision, then all options held by the option holder shall be terminated effective the date of such breach.

     (c) The Committee shall have power to define the extent to which absences due to illness, service in the armed forces, or leaves of absence shall not be considered to break "continuance employment."

16. CHANGE IN CONTROL

    In the event of a Change in Control of the Company (as defined in Section 2(a) of the Plan), then notwithstanding anything to the contrary in this Plan or any notice or option agreement issued pursuant to this Plan, (a) all options then outstanding shall become immediately and fully exercisable and
    (b) the then outstanding option of an optionee whose employment is terminated, except by the Company for cause, within twenty-four (24) months after a Change in Control, or if more than one of the events described in
    Section 2(a) occurs, then within twenty-four (24) months after the last event to occur, shall remain exercisable for a period of three (3) months from the date of such termination of employment, but in no event after the expiration of the exercise period provided in Section 18 of this Plan.

17. PAYMENT FOR SHARES

    Shares of Common Stock which are subject to an option shall be transferred only upon exercise of the option in whole or in part and upon full payment of the purchase price for the Common Stock as to which the option is exercised. The option price shall be payable upon exercise of the option either (a) in United States dollars in cash (including check, bank draft or money order) or (b) by delivery of shares of Common Stock of the Company already owned by the optionee or by the withholding of Common Stock to be issued to the optionee or (c) by delivery of a combination of shares of Common Stock and cash. Any federal, state or local withholding taxes payable by an optionee shall be paid either (a) in United States dollars in cash (including check, bank draft or money order) or (b) by delivery of shares of Common Stock of the Company already owned by the optionee or by the withholding of Common Stock to be issued to the optionee or (c) by delivery of a combination of shares of Common Stock and cash. Any shares of Common Stock delivered to the Company in payment of the option price shall be valued at their fair market value (as defined in Section 10(e) of this Plan) on the date of delivery. An employee to whom an option or stock appreciation right has been granted shall have none of the rights of a shareholder with respect to the shares to be acquired until such shares are transferred to him.

18. TERMINATION OF OPTION OR STOCK APPRECIATION RIGHT

    Each option and stock appreciation right shall terminate in any event no later than ten (10) years from the date of grant. In the case of any option or stock appreciation right providing for exercise in installments, unless the option or stock appreciation right has been canceled, on termination of employment by reason of death prior to the next succeeding maturity date of an installment, the option or stock appreciation right shall be exercisable with respect to a proportionate part of such installment based upon the number of days of employment during the period of such installment in relation to the total number of days in such period.

19. ASSIGNABILITY

    An option or stock appreciation right granted under the Plan may not be transferred except (a) by gift to a spouse, parent, child, or grandchild (collectively "Family Members") or a trust the beneficiaries of whom are exclusively Family Members or (b) by will or the laws of descent and distribution; and in the case of (a) or (b) only in accordance with applicable state and federal tax and securities laws. During the lifetime of the employee to whom an option or stock appreciation right is granted, the option or stock appreciation right may be exercised only by him, his guardian, legal representative or by a permitted assignee described in
    Section 19(a) above.

20. LAWS AND REGULATIONS

     (a) The Plan and all options and stock appreciation rights granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provisions of this Plan or the options or stock appreciation rights granted, the holder of an option or a stock appreciation right shall not be entitled to exercise such option or stock appreciation right, nor shall the Company be obligated to issue any shares or pay any cash under the Plan to the holder, if such exercise, issuance or payment shall constitute a violation by the option holder or the Company of any provisions of any such law or regulation.

     (b) The Company, in its discretion, may postpone the issuance and delivery of Common Stock upon any exercise of an option or stock appreciation right until completion of any stock exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate; and may require any person exercising an option or stock appreciation right to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

     (c) Common Stock issued and delivered upon exercise of an option or stock appreciation right shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.

                           PART III RESTRICTED SHARES

21. OFFER OF RESTRICTED SHARES

     (a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions on the offer and sale of Restricted Shares, including the number of shares of Common Stock offered, the purchase price, the portion of future bonuses to be set off against such purchase price (as provided in Section 21(c) of this Plan), and the Restricted Period (as defined in Section 25(a) of this Plan). The Company shall offer to sell to eligible employees selected by the Committee the number of shares of Common Stock fixed by the Committee, and each employee to whom such offer is made may elect to purchase up to that number of shares.

     (b) The purchase price of the Restricted Shares offered under Section 21(a) of this Plan shall be as determined by the Committee; provided, however, that in no event shall the purchase price be less than one dollar ($1.00) per share. Subject to the foregoing, the Committee in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.

     (c) Each employee who elects to purchase Restricted Shares pursuant to this
         Section 21 shall execute and deliver to the Company a subscription agreement for such Restricted Shares, containing such provisions as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated, agreeing to the terms and conditions of the purchase including the restrictions set forth in Section 25 of this Plan. Each subscription agreement shall set forth the aggregate purchase price of the Restricted Shares which are the subject of such subscription and shall provide that such purchase price shall be paid in full by the subscriber on or before ten (10) years from the date of such subscription (a) by setting off against such purchase price one hundred percent (100%) of the cash dividends payable with respect to the Restricted Shares which are the subject of such subscription plus such portion (as the Committee in its sole discretion shall provide in the subscription agreement) of all profit sharing or other bonuses to which the subscriber becomes entitled after the date of such subscription and
         (b) in cash in United States Dollars (including check, bank draft or money order). The Company shall have the right to retain and apply against the purchase price the cash dividends payable with respect to the Restricted Shares and the portion of any profit sharing bonus or other bonus to be set off against such purchase price as aforesaid. The subscriber shall have the right to prepay all or any part of the purchase price by cash payments to the Company at any time. The Board of Directors may not call for any unpaid portion of the purchase price prior to ten (10) years from the date of the subscription. No interest will be charged to the subscriber on the unpaid balance of the purchase price.

     (d) Subject to Section 25(b), upon termination of employment of a subscriber for any reason whatsoever, including retirement or death, the subscriber or his legal representative may elect, within three (3) months after the happening of such event, to pay the entire balance due upon the purchase price of any portion of the Restricted Shares which are freed of restrictions and not forfeited pursuant to Section 25(b) of the Plan and thereupon receive delivery of the stock certificate. If such payment shall not be made within such period, the Company will treat the failure to pay as a default in payment of the purchase price subject to the provisions of Section 24 of this Plan.

     (e) The obligations of the Company to issue Restricted Shares pursuant to the Plan shall be subject to (i) compliance with all laws and regulations of any governmental authority which may be applicable thereto and (ii) the completion of any stock exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate. The subscription agreement may contain such representations as the Company considers appropriate in connection with the issuance of the Restricted Shares in compliance with applicable law. The Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

22. RIGHTS AS SHAREHOLDER

    The subscriber will become a shareholder of record as of the date of the subscription agreement and will thereupon have, subject to the provisions of this Plan and the subscription agreement, all of the rights of a shareholder of the shares so subscribed including, without limitation, the right to vote the Restricted Shares at any meeting of the shareholders, to receive dividends declared and paid thereon, if any, and to receive all communications furnished by the Company to its shareholders. In accordance with the subscription agreement, all cash dividends payable with respect to the Restricted Shares will be credited to and applied against the unpaid balance of the purchase price. Any dividends other than cash paid or distributed with respect to such shares will be distributed to the subscriber.

23. ISSUANCE OF CERTIFICATES

    No certificates for Restricted Shares sold pursuant to Section 21 hereof will be executed and delivered until such shares are fully paid. Any certificate issued hereunder shall bear appropriate legends as the Company, in its discretion, shall determine are necessary to reflect the restrictions on such shares existing under this Plan or arising under applicable state or federal securities laws. Each installment of the purchase price paid pursuant to a subscription agreement shall be credited pro rata among the Restricted Shares which are the subject of such subscription, and no portion of the Restricted Shares shall be deemed fully paid until the purchase price of all of the Restricted Shares which are the subject of such subscription is paid in full.

24. DEFAULT IN PAYMENT

    In case of default in the payment of the purchase price, the Company shall, subject to compliance with Section 1701.35 of the Ohio Revised Code, after thirty (30) days' notice setting forth such default has been given to the subscriber by registered mail, release the shares from subscription and treat as retired the shares subject to the subscription which have not been fully paid. In such event, the subscriber shall no longer be liable for the unpaid portion of the purchase price and shall receive a refund of any portion of the purchase price paid pursuant to the subscription agreement prior to such default, without interest.

25. RESTRICTIONS

     (a) At the time of each sale of Common Stock pursuant to Section 21 of this Plan, the Committee shall establish for each subscriber a "Restricted Period" with respect to the Restricted Shares purchased, which period shall not be longer than ten (10) years. Restricted Shares sold pursuant to this Plan may not be sold, margined, assigned, transferred, pledged or otherwise encumbered during the Restricted Period notwithstanding that such shares may be fully paid prior to the expiration of the Restricted Period.

     (b) If a subscriber ceases to be an employee of the Company or a subsidiary during the Restricted Period for any cause other than (i) death, (ii) disability, (iii) retirement under any pension plan for salaried employees, or (iv) termination by the Company within twenty-four (24) months after a Change in Control of the Company (as defined in Section 2(a) of the Plan), or if more than one of the events described in
         Section 2(a) occurs, then within twenty-four (24) months after the last event to occur, and such termination by the Company is not for cause, all Restricted Shares which are still subject to the foregoing restrictions shall, upon such termination of employment, be forfeited and returned to the Company; provided, however, that in the event his employment is terminated at the request of the Company or by action of the Company, the Committee may, but need not, determine that some or all of his Restricted Shares shall be free of restrictions and shall not be forfeited. If a subscriber ceases to be an employee of the Company or a subsidiary during the Restricted Period by reason of death, disability, retirement under any pension plan for salaried employees, or within twenty-four (24) months after a Change in Control, or if more than one of the events described in Section 2(a) occurs, then within twenty-four (24) months after the last event to occur, (except if terminated by the Company for cause), the restrictions in
         Section 25(a) shall terminate. The Committee may at any time in its sole discretion accelerate or waive all or any portion of the restrictions remaining in respect of the Restricted Shares.

     (c) If any Restricted Shares are forfeited pursuant to Section 25(b) hereof, the subscriber shall no longer be liable for any unpaid portion of the purchase price and shall receive a refund of any portion of the purchase price paid pursuant to the subscription agreement prior to such forfeiture, without interest.

                                                                       EXHIBIT 3

                               HUFFY CORPORATION
                           1998 RESTRICTED SHARE PLAN

1. STATEMENT OF PURPOSE

     The purpose of this Plan is to provide certain benefits for key management employees in the form of the Sponsor's Common Stock granted as Restricted Shares, thereby encouraging such employees to increase overall shareholder value. This Plan shall be considered an "Offset Plan" as that term is defined in the Huffy Corporation Supplemental/Excess Benefit Plan.

2. DEFINITIONS

     Where required by the content, the noun, verb, adjective and adverb forms of each defined term includes any of its other forms and the singular includes the plural and the plural includes the singular. "He," "his" and "him" includes "she," "hers" and "her." In addition, the following terms shall have the following meanings:

     2.1 "Agreement " shall mean an agreement described in Section 6.2 under which Restricted Shares are granted to a Recipient.

     2.2 "Change in Control " means and will be deemed to have occurred upon the occurrence of any of the following events: (a) any person acquires, other than directly from the Sponsor in exchange for cash or property, in excess of 30% of the Sponsor's outstanding shares of Common Stock; or (b) a merger, consolidation or other combination of the Sponsor with one or more other corporations as a result of which more than 49% of the voting stock of the merged, consolidated or combined corporation is held by former shareholders of the corporations (other than the Sponsor) which are parties to, or are shareholders of corporations (other than the Sponsor) in control of parties to, such merger, consolidation or other combination; or (c) two or more persons, who were not nominated as candidates for the Board of Directors of the Sponsor in proxy statements forwarded to shareholders during any period of 24 consecutive months on behalf of the Board of Directors of the Sponsor, are elected to the Board of Directors of the Sponsor by the shareholders of the Sponsor voting in person or by proxy, and such persons so elected are nominated as candidates for the Board of Directors in proxy statements forwarded, or caused to be forwarded, to the shareholders of the Sponsor during such period by any person other than the Board of Directors of the Sponsor.

     2.3 "Code " means the Internal Revenue Code of 1986, as amended from time to time.

     2.4 "Committee " shall mean the Compensation Committee of the Sponsor's Board of Directors.

     2.5 "Common Stock " shall mean a share of the Sponsor's common stock.

     2.6 "Disability " shall mean an injury or disease which will prevent a Recipient from satisfactorily performing his or her regular duties for the Sponsor.

     2.7 "Effective Date " of this Plan means the date of the approval of this Plan by the Sponsor's Board of Directors, June 12, 1997, subject to the provisions of Section 7.

     2.8 "Fair Market Value " of a share of Common Stock on a particular date shall mean the closing sale price for Common Stock as shown in the New York Stock Exchange Composite Transactions for that date, or if no such sale occurred on that date, then for the next preceding date on which a sale was made. Subject to the foregoing, the Committee, in determining the Fair Market Value of Common Stock, shall have the full authority and discretion and be fully protected in doing so.

     2.9 "Plan " means this Huffy Corporation 1998 Restricted Share Plan, as amended from time to time.

     2.10 "Recipient" shall mean a person who receives one or more grants of Restricted Shares under the Plan.

     2.11 "Restricted Shares" shall mean any shares of Common Stock which are granted to Recipients hereunder which have not yet vested; i.e. which remain subject to a substantial risk of forfeiture under this Plan.

     2.12 "Senior Executive Participant" shall mean an individual who is, as of June 13, 1997 or any subsequent date, an Officer of Huffy Corporation, or a President and General Manager of a Huffy Corporation subsidiary or operating division.

     2.13 "SERP" means the Huffy Corporation Supplemental/Excess Benefit Plan as in effect on the Effective Date, or as subsequently amended from time to time.

     2.14 "Sponsor" means Huffy Corporation or any successor.

     2.15 "Supplemental/Excess Benefit" or "SERP Benefit" means the benefit provided under Article III of the SERP to a Senior Executive Participant at the time of his or her retirement, disability or death.

3. ADMINISTRATION

     3.1 Role of Compensation Committee. The Plan shall be administered by the Committee, which shall at all times consist of not less than three (3) members of the Board of Directors who are not entitled to participate in the Plan. Members of the Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors.

     3.2 Rules, Regulations and Procedures. The Committee shall have full power and authority to construe the provisions and to supervise the administration of the Plan, including the establishment of such rules, regulations and procedures as it may deem appropriate, and all decisions and designations made by the Committee pursuant to the provisions of the Plan shall be final. Any action taken by a majority of the Committee shall be the action of the Committee.

     3.3 Indemnification of Committee Members. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Sponsor against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act upon the Plan and against and from any and all amounts paid by him in settlement thereof, with the Sponsor's approval, or paid him in satisfaction of judgment in any such action, suit, or proceeding against him; provided he shall give the Sponsor an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Sponsor's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Sponsor may have to indemnify him or hold him harmless.

4. EMPLOYEES WHO MAY RECEIVE GRANTS OF RESTRICTED SHARES UNDER THE PLAN

     Any Senior Executive Participant in the SERP shall be eligible to receive a grant of Restricted Shares under the Plan.

5. SHARES SUBJECT TO THE PLAN

     5.1 Aggregate Limitation. The total number of shares of Common Stock which may be issued in the aggregate under this Plan, the Sponsor's 1998 Director Stock Option Plan and the Sponsor's 1998 Key Employee Stock Plan shall not exceed 623,714 shares, subject, however, to adjustments required under the provisions of Section 5.4 hereof.

     5.2 Source of Shares. Common Stock subject to the Plan may be, at the discretion of the Board of Directors, either authorized and unissued shares, treasury shares, or shares acquired by the Sponsor in open market transactions for the purpose of funding this Plan.

     5.3 Availability of Forfeited Shares. If Restricted Shares subscribed for under the Plan are later forfeited pursuant to the Plan, such Restricted Shares shall again become available for offering under the Plan.

     5.4 Certain Adjustments. In the event of any change in the Common Stock subject to the Plan or to any Restricted Shares granted hereunder by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split up, combination or exchange of shares, or other change in the corporate structure, the aggregate number of shares which may be issued under this Plan and the number or class of Restricted Shares still subject to restrictions, shall be appropriately adjusted by the Committee.

6. GRANT OF RESTRICTED SHARES

     6.1 Grant of Restricted Shares. Each Recipient shall be entitled to an annual grant of Restricted Shares in an amount having a Fair Market Value which has been determined by the Sponsor's Actuary to be the equivalent of one-half of the total dollar amount of such Recipient's accrued SERP Benefit. The computation of a Recipient's SERP Benefit shall be made as of the date of the grant as the SERP Benefit would be computed in the absence of this Plan, subject to certain adjustments, as more fully described on Exhibit A. For grants received during calendar year 1997, the actual number of shares granted to each Senior Executive Participant is intended to represent the actuarial equivalent of the future value at retirement of one-half of the SERP benefit accrued through December 31, 1997; except for the Chief Executive Officer as of the Effective Date, whose benefit for such period shall accrue and be granted over three years in substantially equal grants in 1997, 1998 and 1999, regardless of employment status. For subsequent years, grants of Restricted Shares made in accordance with Exhibit A shall be made automatically in June of each year, provided that this Plan has been approved by the shareholders of the Sponsor. Alternatively, the Committee may approve additional grants in its discretion.

     6.2 Grant Agreements. Each Recipient to whom Restricted Shares are granted shall execute and deliver to the Sponsor an Agreement for such Restricted Shares, containing such provisions as the Committee and the Board of Directors of the Sponsor shall deem advisable which are not inconsistent with the terms herein stated, and under which the Recipient agrees to the terms and conditions of the Plan.

     6.3 Restricted Share Vesting. Subject to the other provisions of this Plan and any Agreement, each grant of Restricted Shares under this Plan shall vest (i.e. cease to be subject to a substantial risk of forfeiture hereunder) upon the earliest to occur of the following dates: (i) the date of the Recipient's death, (ii) the date on which the Recipient is determined by the Committee to be suffering from a Disability, (iii) the date on which the Recipient becomes vested in his or her SERP Benefit, (iv) the closing date of a Change in Control, or (v) the date on which the Recipient becomes eligible to commence retirement benefits under any salaried retirement plan of the Sponsor. The preceding sentence notwithstanding, however, in no event shall a Recipient's Restricted Shares become vested prior to the later of (vi) the special vesting date described in Section 6.5, or (vii) the effective date of the approval of this Plan by the shareholders of the Sponsor. Unless and until vested, Restricted Shares granted pursuant to this Plan may not be sold, margined, assigned, transferred, pledged or otherwise encumbered by the Recipient without the prior consent of the Committee.

     6.4 Restricted Share Forfeiture. Except as otherwise set forth in this Plan or in an Agreement applicable to the Recipient, if any Recipient ceases to be an employee of the Sponsor or a subsidiary of the Sponsor prior to the vesting of any Restricted Shares, all Restricted Shares which are not vested shall, upon such termination of employment, be forfeited and returned to the Sponsor. Provided however, that in the event that a Recipient's employment is terminated at the request of the Sponsor or by action of the Sponsor, the Committee may, but need not, determine that some or all of his or her Restricted Shares not yet vested shall not be forfeited.

     6.5 Special Vesting Rule. Unless a specific grant of Restricted Shares shall have been approved prior to grant by the Committee within the meaning of Rule 16b-3(d)(1) of the Securities and Exchange Commission, then notwithstanding any other provision of this Plan or the SERP, the Restricted Shares which are the subject of such grant shall not vest as provided above for a period of six months after the date of grant, or such shorter period as may be permitted under Rule 16b-3 in the future.

     6.6 Shareholder Approval of Plan as Prerequisite to Vesting. Notwithstanding any other provision of the Plan or the SERP, to the extent grants of Restricted Shares may be made prior to the receipt of the approval of the Plan by the Sponsor's shareholders, the Restricted Shares which are the subject of such grants shall not vest earlier than the effective date of such approval of the Sponsor's shareholders.

     6.7 Withholding Taxes. Any federal, state or local withholding taxes attributable to a grant of Restricted Shares which are payable by a Recipient shall be paid to the Sponsor by the Recipient when due either (i) in cash, (ii) in the form of the surrender of other shares of Common Stock owned by the Recipient or (iii) by the withholding of some of the Restricted Shares from the grant. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date surrendered or withheld.

     6.8 Securities Law Compliance. The obligations of the Sponsor to issue Restricted Shares pursuant to the Plan shall be subject to (i) compliance with all laws and regulations of any governmental authority which may be applicable thereto and (ii) the completion of any stock exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulation as the Sponsor may consider appropriate. The grant agreement may contain such representations as the Sponsor considers appropriate in connection with the issuance of the Restricted Shares in compliance with applicable law. The Sponsor shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

     6.9 Rights as Shareholder. A Recipient will become a shareholder of record with respect to specific Restricted Shares as of the date such Restricted Shares are granted and an Agreement is executed by the Sponsor and the Recipient. The Recipient will thereupon have, subject to the provisions of this Plan and the Agreement, all of the rights of a shareholder with respect to the Restricted Shares so granted, including, without limitation, the right to vote the Restricted Shares at any meeting of the shareholders, to receive dividends declared and paid thereon, if any, and to receive all communications furnished by the Sponsor to its shareholders. Any dividends other than cash paid or distributed with respect to such Restricted Shares will be distributed to the Recipient free and clear of restriction under this Plan.

     6.10 Stock Certificates. Any certificate representing Restricted Shares hereunder shall bear such appropriate legends as the Sponsor, in its discretion, shall determine are necessary to reflect the restrictions on such shares existing under this Plan or arising under applicable state or federal securities laws, and such certificate may be held by the Sponsor until the restrictions lapse.

7. EFFECTIVENESS AND DURATION OF THE PLAN

     The Plan shall become effective immediately upon its approval by the Sponsor's Board of Directors, provided, however, that the Plan shall be submitted to the Sponsor's shareholders for their approval at the 1998 Annual Shareholders' Meeting and, if such approval is not granted, then the Plan shall be of no force or effect and shall be void ab initio, except that Recipients shall in any event be permitted to retain any dividends or other distributions received by them with respect to any Restricted Shares granted and outstanding prior to the date of such annual meeting. If approved, the Plan shall remain in effect until terminated by action of the Sponsor's Board of Directors.

8. AMENDMENT OF THE PLAN

     The Board of Directors may alter or amend the Plan from time to time prior to its termination, but (i) without the approval of the Sponsor's shareholders, no such amendment shall increase the aggregate number of shares of Common Stock which may be issued under the Plan; and (ii) without the consent of the Recipient, no such amendment shall alter or affect to the detriment of any Recipient any Restricted Shares granted to such Recipient which are then outstanding pursuant to this Plan.

9. GENERAL PROVISIONS

     9.1 Employment Rights. This Plan does not create any rights in favor of any Recipient to continue employment with the Sponsor for any specific period of time.

     9.2 Notice. Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper address. Each notice shall be deemed to have been given on the date on which it is received. Each notice to the Committee shall be addressed as follows:

                            Huffy Corporation
                            225 Byers Road
                            Miamisburg, OH 45342
                            Attention: Secretary

     Each notice to the holder of Restricted Shares shall be addressed to the holder, at the holder's address set forth in the Sponsor's current personnel records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

     9.3 Applicable Law. This Plan will be governed and construed in accordance with the laws of the State of Ohio and the United States.

     9.4 Plan Forms. Whenever the Plan requires a Recipient to file a form, application, notice, election or designation with the Sponsor, the Recipient will take such action by completing and signing a form approved by the Sponsor.

     9.5 Non-Alienation of Benefits. No benefit payable under the Plan and no right or privilege under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, garnished, encumbered or charged by a Recipient, and any attempt to do so will be void.

     9.6 Successors. This Plan and the obligations hereunder are binding on the Sponsor and its successors and assigns.

                                   EXHIBIT A

The following assumptions and administrative procedures will be applicable for the purpose of determining grants of Restricted Shares under the Plan.

     - Interest, mortality and other actuarial assumptions (including, but not limited to, projections of increases in the Recipient's compensation and the rate of price increase of the Sponsor's Common Stock) will be determined by the Committee from time to time (but not less frequently than once during any three year period) upon advice from the Sponsor's actuary.

     - The Committee may implement and enforce such other assumptions and administrative procedures as it deems necessary from time to time.

     - Recipients will be assumed to retire at the end of the month when age and service will satisfy the Rule of 85 under the Sponsor's defined benefit plan. However, if a Recipient has reached the Rule of 85 date but has continued employment, the Recipient will be assumed to retire on the date on which the Recipient reaches age 65.

     - The final grant will occur during the fiscal year in which the executive retires or reaches age 65, whichever occurs first. The final grant will consider the actual SERP Benefit up to the date of the grant, less all of the benefits already provided by earlier grants.

     - Calculation of the SERP Benefit is based on the 3 highest calendar years' compensation. Compensation includes the base pay plus the annual and long term incentive cash compensation paid in that year.

     - An annual "benefit" is tied to each grant. When grants are made after the first year, the "benefit" corresponding to the prior grant will be offset after the new projected SERP Benefit is calculated. Then the number of new shares to be granted will be calculated.

     - The 1997 grants are based on the compensation for the years 1994 to 1996 (except for the grant made to the Chief Executive Officer). The SERP at the projected retirement date will be calculated based on the assumptions being used. The number of shares will be determined from those results.

PROXY                                                                     PROXY

                                HUFFY CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 17, 1998

     The undersigned hereby appoints Jack D. Michaels, James F. Robeson, and Patrick W. Rooney, and each of them, his or her proxies, with power of substitution, to vote all shares of Common Stock of HUFFY CORPORATION, an Ohio corporation, which he or she may be entitled to vote at the Annual Meeting of Shareholders of said Corporation to be held April 17, 1998, and at any adjournment(s) thereof, on the following matters, all of which are described in the Proxy Statement, receipt of which is hereby acknowledged:

                         ELECTION OF DIRECTORS, NOMINEES
                           (For a term of three years)
                                  Don R. Graber
                                 Linda B. Keene
                               Thomas C. Sullivan

     This Proxy will be voted as directed. If no choice is specified, this proxy will be voted (A) FOR the nominated Directors, (B) FOR proposals 2, 3, 4, and 5, and (C) AGAINST proposals 6 and 7. Except for the matters listed on the reverse side of this card, the Board of Directors at present knows of no business other than of a routine nature to be brought before the meeting. If any other business is brought before the meeting, this Proxy will be voted according to the appointed proxies' discretion and best judgment. If cumulative voting is elected for the election of Directors, votes cast pursuant to this proxy will be distributed among the above nominees at the discretion of said proxies.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)


3850--HUFFY CORPORATION

--------------------------------------------------------------------------------

                         Coronado Island Marriott Resort

                                     [MAP]


                                   DIRECTIONS
                                   ----------

TO THE HOTEL FROM THE SAN DIEGO AIRPORT
(SOUTHBOUND 5 FREEWAY)

     o    Exit the airport, following signs to Harbor Drive, to Downtown

     o    Turn left onto Grape Street

     o    Enter (right) onto 5 freeway--south

     o    Enter 75 Coronado (Stay to the right over the Bay Bridge)

     o The bridge toll is $1.00 per car, if there are two or more persons in the vehicle you may use the extreme right lane (without stopping) at the toll plaza, it is a free car pool lane.

     o    After the toll plaza, turn right onto Glorietta Blvd.
          (it will be the first available right hand turn)

     o    Two blocks, the hotel will be on your right.

1. ELECTION OF DIRECTORS:                 For    Withhold    For All
   Nominees: Don R. Graber                All       All      Except
             Linda B. Keene               / /       / /        / /
             Thomas C. Sullivan


-----------------------------------
(Except nominees written above)


--------------------------------------------------------------------------------
YOUR BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR THE FOLLOWING:
                                                       For     Against   Abstain
2. Approval of 1998 Director Stock Option Plan         / /       / /       / /

3. Approval of 1998 Key Employee Stock                 / /       / /       / /
   Option Plan

4. Approval of Huffy Corporation Restricted            / /       / /       / /
   Share Plan

5. Ratification of appointment of KPMG Peat            / /       / /       / /
   Marwick LLP as the Company's independent
   public accountants for 1998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
YOUR BOARD OF DIRECTORS RECOMMENDS A
VOTE AGAINST THE FOLLOWING:

6. Shareholder Proposal 1                              / /       / /       / /

7. Shareholder Proposal 2                              / /       / /       / /
--------------------------------------------------------------------------------

Mark here for address change and revise                / /
preprinted address as necessary.


Mark here if you plan to attend the meeting.           / /
Please indicate number attending:_________


                                             Date                        , 1998
                                                  -----------------------

                                        Signature(s)
                                                     ---------------------------

                                        ----------------------------------------
                                        IMPORTANT -- PLEASE SIGN AND RETURN
                                        PROMPTLY. Please sign exactly as name
                                        appears. If signing in fiduciary or
                                        representative capacity, please give
                                        full title as such. If shares are
                                        registered in more than one name, all
                                        holders must sign. If signature is for a corporation, the handwritten signature and title of an authorized officer is required together with the full corporate name.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                            3850--HUFFY CORPORATION


                               HUFFY CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                ADMISSION TICKET

                                 April 17, 1998
                        Marriott Coronado Island Resort
                               2000 Second Street
                              Coronado, California

If you plan to attend the meeting, please check the box above and indicate the number attending on the proxy form above. Please detach this card and bring it with you to the meeting for presentation at the meeting.